Exhibit 2.1

MEMBERSHIP INTERESTS CONTRIBUTION AGREEMENT
among
MPLX LOGISTICS HOLDINGS LLC,
MPLX HOLDINGS INC.,
MPLX GP LLC,
MPLX LP,
and,
MPC INVESTMENT LLC
Dated November 13, 2017

MEMBERSHIP INTERESTS CONTRIBUTION AGREEMENT
THIS MEMBERSHIP INTERESTS CONTRIBUTION AGREEMENT (the “Agreement”) is entered into on November 13, 2017 (the “Execution Date”), by and among MPLX Logistics Holdings LLC, a Delaware limited liability company (“Logistics”), MPLX Holdings Inc., a Delaware corporation (“Holdings”), MPLX GP LLC, a Delaware limited liability company (“MPLX GP”), MPLX LP, a Delaware limited partnership (“MPLX”), and MPC Investment LLC, a Delaware limited liability company (“MPCI” and, collectively with Logistics, Holdings, MPLX GP and MPLX, the “Parties” and each individually a “Party”).
WITNESS:
WHEREAS, immediately prior to the Effective Time, MPCI will be owner and holder of record of 100% of the outstanding limited liability company membership interests in MPLX Refining Logistics LLC, a Delaware limited liability company (“Refining Holdco”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute to Logistics, which is a wholly owned subsidiary of MPCI, limited liability company membership interests in Refining Holdco representing 15.96% of the total outstanding limited liability company membership interests of Refining Holdco (the “Logistics Refining Membership Interests”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute to Holdings, which is a wholly owned subsidiary of MPCI, limited liability company membership interests in Refining Holdco representing 6.87% of the total outstanding limited liability company membership interests of Refining Holdco (the “Holdings Refining Membership Interests”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute to MPLX GP, which is a wholly owned subsidiary of MPCI, limited liability company membership interests in Refining Holdco, representing 77.17% of the total outstanding limited liability company membership interests of Refining Holdco (the “MPLX GP Refining Membership Interests”);
WHEREAS, MPCI is the owner and holder of record of 100% of the outstanding limited liability company membership interests in MPLX Fuels Distribution LLC, a Delaware limited liability company (“Fuels LLC”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute to Logistics, which is a wholly owned subsidiary of MPCI, limited liability company membership interests in Fuels LLC representing 15.96% of the total outstanding limited liability company membership interests of Fuels LLC (the “Logistics Fuels Membership Interests”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute to Holdings, which is a wholly owned subsidiary of MPCI, limited liability company membership interests in Fuels LLC representing 6.87% of the total outstanding limited liability company membership interests of Fuels LLC (the “Holdings Fuels Membership Interests”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute to MPLX GP, which is a wholly owned subsidiary of MPCI, limited liability company membership interests in Fuels LLC representing 77.17% of the total outstanding limited liability company membership interests of Fuels LLC (the “MPLX GP Fuels Membership Interests”);
WHEREAS, on or about the Closing Date, MPLX will borrow money in an amount such that the net proceeds thereof together with cash on hand will equal or exceed the Cash Consideration (as defined herein), and, to the extent borrowed in advance of the Closing Date, MPLX has deposited and traced such amounts in specific accounts since the borrowing (the “Partnership Debt”);
WHEREAS, Logistics is willing and desires to contribute to MPLX and MPLX is willing to accept from Logistics, the Logistics Membership Interests on the terms and conditions set out below;
WHEREAS, Holdings is willing and desires to contribute to MPLX and MPLX is willing to accept from Holdings, the Holdings Membership Interests on the terms and conditions set out below;
WHEREAS, MPLX GP is willing and desires to contribute to MPLX and MPLX is willing to and accepts from MPLX GP, the MPLX GP Membership Interests on the terms and conditions set out below; and
WHEREAS, the Parties are willing to make the representations, warranties and covenants and to provide the consideration described in this Agreement.
NOW, THEREFORE, in consideration of the promises and mutual representations, warranties and covenants in this Agreement, the Parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Capitalized terms used in this Agreement have the meanings and are subject to the rules of construction set forth in Appendix A.
ARTICLE II
CONTRIBUTIONS
Section 2.1    MPCI Contributions to Logistics. Immediately prior to the Effective Time and further subject to the terms and conditions provided for in this Agreement, MPCI agrees to contribute the Logistics Membership Interests to Logistics.
Section 2.2    MPCI Contributions to Holdings. Immediately prior to the Effective Time and further subject to the terms and conditions provided for in this Agreement, MPCI agrees to contribute the Holdings Membership Interests to Holdings.
Section 2.3    MPCI Contributions to MPLX GP. Immediately prior to the Effective Time and further subject to the terms and conditions provided for in this Agreement, MPCI agrees to contribute the MPLX GP Membership Interests to MPLX GP.

Section 2.4    Contribution of the Logistics Membership Interests. Subject to the terms and conditions provided for in this Agreement, at the Effective Time, Logistics shall contribute, grant, bargain, convey, assign, transfer, set over and deliver to MPLX, its successors and assigns, for its and their own use forever, all of Logistics’ right, title and interest in and to the Logistics Membership Interests.
Section 2.5    Contribution of the Holdings Membership Interests. Subject to the terms and conditions provided for in this Agreement, at the Effective Time, Holdings shall contribute, grant, bargain, convey, assign, transfer, set over and deliver to MPLX, its successors and assigns, for its and their own use forever, all of Holdings’ right, title and interest in and to the Holdings Membership Interests.
Section 2.6    Contribution of the MPLX GP Membership Interests. Subject to the terms and conditions provided for in this Agreement, at the Effective Time, MPLX GP shall contribute, grant, bargain, convey, assign, transfer, set over and deliver to MPLX, its successors and assigns, for its and their own use forever, all of MPLX GP’s right, title and interest in and to the MPLX GP Membership Interests.

ARTICLE III
CONSIDERATION
Section 3.1    Logistics Consideration. In consideration of the contribution by Logistics described in Section 2.4 and subject to the terms and conditions provided for in this Agreement, MPLX (a) agrees to issue to Logistics 18,176,666 Common Units (the “Logistics Issued Units”), such Logistics Issued Units to be issued in accordance with Section 13.9, and (b) shall distribute to Logistics at the Closing in accordance with Section 13.3 $654,360,000 funded from the Partnership Debt (the “Logistics Cash Consideration”) in exchange for the Logistics Membership Interests.
Section 3.2    Holdings Consideration. In consideration of the contribution by Holdings described in Section 2.5 and subject to the terms and conditions provided for in this Agreement, MPLX (a) agrees to issue to Holdings 7,824,167 Common Units (the “Holdings Issued Units”), such Holdings Issued Units to be issued in accordance with Section 13.9, and (b) shall distribute to Holdings at the Closing in accordance with Section 13.5 $281,670,000 funded from the Partnership Debt (the “Holdings Cash Consideration”) in exchange for the Holdings Membership Interests.
Section 3.3    MPLX GP Consideration. In consideration of the contribution by MPLX GP described in Section 2.6 and subject to the terms and conditions provided for in this Agreement, MPLX (a) agrees to issue to MPLX GP 2,277,778 GP Units (the “MPLX GP Issued GP Units”) and 85,610,278 Common Units (the “MPLX GP Issued Common Units” and, collectively with the MPLX GP Issued GP Units, the “MPLX GP Issued Units” and, together with the Logistics Issued Units and Holdings Issued Units, the “Issued Units”), such MPLX GP Issued Units to be issued in accordance with Section 13.9 and (b) shall distribute to MPLX GP at the Closing in accordance with Section 13.7 $3,163,970,000 funded from the Partnership Debt (the “MPLX GP Cash Consideration”) in exchange for the MPLX GP Membership Interests. .

ARTICLE IV
INDEMNIFICATION
Section 4.1    Indemnification by MPCI, Logistics, Holdings and MPLX GP.
(a)    Subject to Section 4.3, from and after the Closing Date, each of MPCI, Logistics, Holdings and MPLX GP shall, jointly and severally, indemnify, defend and hold harmless MPLX, and any other of MPLX’s Affiliates and its and their respective directors, members, officers, employees, and representatives (the “MPLX Indemnitees”), from and against any losses, liabilities, liens, encumbrances, costs, damages, deficiencies, diminution in value, judgments, demands, suits, assessments, charges, fines, penalties, or expenses (including reasonable attorneys’ fees and other costs of litigation) (“Losses”) actually suffered or incurred by any of them resulting from, related to, or arising out of (i) the breach of any representation or warranty of MPCI, Logistics, Holdings or MPLX GP contained in this Agreement, in any Exhibit or Appendix to this Agreement, or in any document, instrument, agreement or certificate delivered under this Agreement, (ii) the breach of any covenant or agreement of MPCI, Logistics, Holdings or MPLX GP contained in this Agreement, in any Exhibit or Appendix to this Agreement, or in any document, instrument, agreement or certificate delivered under this Agreement, or (iii) any Pre-Closing Liabilities.
(b)    [RESERVED]
(c)    Solely for the purpose of indemnification pursuant to Section 4.1(a)(i), the representations and warranties of each of MPCI, Logistics, Holdings and MPLX GP in this Agreement shall be deemed to have been made without regard to any materiality or Material Adverse Effect qualifiers.
Section 4.2    Indemnification by MPLX. Subject to Section 4.3, from and after the Closing Date, MPLX will indemnify, defend and hold harmless MPCI, Logistics, Holdings, MPLX GP, each of their respective Affiliates and each of their respective Affiliates’ directors, members, officers, employees, and representatives (the “MPCI Indemnitees”), from and against any Losses actually suffered or incurred by any of them resulting from, related to, or arising out of (i) the breach of any representation, warranty or covenant of MPLX contained in this Agreement, in any Exhibit or Appendix to this Agreement, or in any document, instrument, agreement or certificate delivered under this Agreement, or (ii) any Post-Closing Liabilities.
Section 4.3    Limitations on Indemnities.
(a)    Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Parties hereto contained in this Agreement and the covenants and agreements of the Parties hereto contained herein required to be fully performed on or before the Closing shall survive for a period of two (2) years from the Closing Date, except for (i) the representations and warranties contained in Sections 5.1, 5.2, 5.3, 5.7, 5.17, 7.1, 7.2, 7.3, 7.5, 7.6, 8.1, 8.2, 8.3, 8.5, 8.6, 10.1, 10.2, 10.3, 10.5 and 10.6 (collectively, the “Fundamental Representations”), which shall survive for a period of four (4) years from the Closing Date; (ii) the representations and warranties contained in Section 5.11 (Environmental Matters), which shall survive for a period of six (6) years from the Closing Date; and (iii) the representations and warranties contained in Section 5.10 (Taxes), which shall survive until the date that is sixty (60) days after the expiration of the applicable statutes of limitations (including all periods of extension and tolling). Each covenant and agreement of the Parties in this Agreement which by its terms requires performance after the Closing Date shall survive the Closing and shall remain in full force and effect until such covenant or agreement is fully performed. If a notice of a claim for indemnification under this Article IV has been timely given in accordance with this Agreement prior to the expiration of the applicable survival period for the applicable representation, warranty or covenant, then the applicable representation, warranty or covenant shall survive as to such claim, until such claim has been finally resolved.
(b)    To the extent the MPLX Indemnitees are entitled to indemnification for Losses pursuant to Section 4.1(a)(i) (but not including Losses for breaches of Fundamental Representations or the representations and warranties contained in Section 5.10), MPCI, Logistics, Holdings and MPLX GP shall not be liable for those Losses unless the aggregate amount of such Losses exceeds the Deductible, and then only to the extent of any such excess; provided, however, that the aggregate liability to the MPLX Indemnitees pursuant to such Sections (but not including Losses for breaches of Fundamental Representations or the representations and warranties contained in Section 5.10) shall not exceed the Cap. The maximum aggregate liability of MPCI, Logistics, Holdings and MPLX GP for Losses under Section 4.1(a)(i) and Section 4.1(a)(ii) shall be the Total Value.
(c)    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NO PARTY HERETO SHALL BE ENTITLED TO RECOVER FROM ANY OTHER PARTY HERETO ANY AMOUNT IN RESPECT OF EXEMPLARY, PUNITIVE, REMOTE OR SPECULATIVE DAMAGES, EXCEPT, IN EACH CASE, TO THE EXTENT SUCH DAMAGES ARE FINALLY AND JUDICIALLY DETERMINED AND PAID TO AN UNAFFILIATED THIRD PARTY. ALL RELEASES, DISCLAIMERS, LIMITATIONS ON LIABILITY AND INDEMNITIES IN THIS AGREEMENT, INCLUDING THOSE IN THIS Article IV, SHALL APPLY EVEN IN THE EVENT OF THE SOLE, JOINT, AND/OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, STRICT LIABILITY OR FAULT OF THE PARTY WHOSE LIABILITY IS RELEASED, DISCLAIMED, LIMITED OR INDEMNIFIED (EXCLUDING GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT).
Section 4.4    Indemnification Procedures. An MPCI Indemnitee or MPLX Indemnitee, as the case may be (an “Indemnified Party”), shall give the indemnifying party under Section 4.1 or Section 4.2, as applicable (an “Indemnifying Party”), prompt written notice of any matter which it has determined has given or could give rise to a right of indemnification under this Agreement that does not involve a third party, stating the amount of the Loss, if known, and method of computation thereof, containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from its obligations under this Article IV except to the extent the Indemnifying Party is prejudiced by such failure; provided, further, that any MPLX Indemnitee may give notice of any claim for indemnification under this Article IV solely to MPCI, as representative of Logistics, Holdings and/or MPLX GP. With respect to a claim for indemnification involving a claim by a third party, the procedures with respect to indemnification shall be governed by the terms of Exhibit 1.

Section 4.5    Tax Indemnification. With the exception of a breach or inaccuracy of the representations and warranties of MPCI contained in Section 5.10 or a breach of the covenant contained in Section 11.3, nothing in this Article IV shall apply to liability with respect to Taxes, the liability with respect to which shall be as set forth in Section 11.2.
Section 4.6    Additional Matters. The representations, warranties and covenants of an Indemnifying Party, and an Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of such Indemnified Party or by reason of the fact that such Indemnified Party or any of its Affiliates, advisors or representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.
Section 4.7    Exclusive Remedy. From and after Closing, no party shall have liability under this Agreement or the transactions contemplated hereby except as is provided in this Article IV other than claims or causes of action arising from fraud or willful misconduct.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF MPCI
MPCI represents and warrants as of the date hereof and as of the Closing Date as follows:
Section 5.1    Contributed Interests.
(a)    Immediately prior to the Pre-Effective Time Transactions, MPCI has good and valid record and beneficial title to the Contributed Interests, free and clear of any and all Liens, and, except as provided or created by the limited liability company agreement or other Organizational Documents of Refining Holdco or Fuels LLC, the 1933 Act or applicable state securities laws, the Contributed Interests are free and clear of any restrictions on transfer, Taxes, or claims. Except as set forth in the Organizational Documents of MPCI, Logistics, Holdings, MPLX GP, Fuels LLC or Refining Holdco, there are no options, warrants, purchase rights, contracts, commitments or other securities exercisable or exchangeable for any Equity Interests of Fuels LLC or Refining Holdco, any other commitments or agreements of MPCI, Refining Holdco, Fuels LLC or any of their respective Affiliates providing for the issuance of additional Equity Interests in Refining Holdco or Fuels LLC, or for the repurchase or redemption of any of the Contributed Interests, or any agreements of any kind which may obligate Refining Holdco or Fuels LLC to issue, purchase, register for sale, redeem or otherwise acquire any of its Equity Interests. Immediately following the Pre-Effective Time Transactions and prior to the Contributions, (i) Logistics will have good and valid record and beneficial title to the Logistics Membership Interests, (ii) Holdings will have good and valid record and beneficial title to the Holdings Membership Interests, and (iii) MPLX GP will have good and valid record and beneficial title to the MPLX GP Membership Interests and, in each case, except as provided or created by the limited liability company agreement or other Organizational Documents of Refining Holdco or Fuels LLC, the 1933 Act or applicable state securities laws, free and clear of any restrictions on transfer, Taxes, or claims. Immediately following the Contributions, MPLX will have good and valid record and beneficial title to the Contributed Interests, free and clear of any Liens and, except as provided or created by the limited liability company agreement or other

Organizational Documents of Refining Holdco or Fuels LLC, the 1933 Act or applicable state securities laws, free and clear of any restrictions on transfer, Taxes, or claims.
(b)    Refining Holdco owns all of the limited liability company interests in the Refining Logistics Entities. Such limited liability company interests were duly authorized and validly issued and are fully paid. None of such limited liability company interests (i) are, except as set forth in the Organizational Documents of the Refining Logistics Entities, subject to or (ii) were issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of local or state law applicable to such limited liability company interest, the Organizational Documents of the Refining Logistics Entities, or any contract, arrangement or agreement to which MPCI, Refining Holdco, the Refining Logistics Entities, or any of their respective Subsidiaries is a party or to which it or any of their respective properties or assets is otherwise bound.
Section 5.2    Organization and Existence.
(a)    MPCI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to conduct business in each jurisdiction where the nature of its business or the ownership of its properties require it to be qualified, except where the failure to be so qualified would not constitute a Material Adverse Effect.
(b)    Refining Holdco and each of the Refining Logistics Entities has been duly organized and is validly existing in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own, lease and operate the properties and assets it now owns, leases and operates and to carry on its business as and where such properties and assets are now owned or held. Refining Holdco and each Refining Logistics Entity is duly qualified to transact business and is in good standing as a foreign entity in each other jurisdiction in which such qualification is required for the conduct of its business, except where the failure to so qualify or to be in good standing does not or if continued would not have a Material Adverse Effect. MPCI has delivered to MPLX correct and complete copies of Refining Holdco and each Refining Logistics Entity’s respective Organizational Documents. None of MPCI, Refining Holdco nor any Refining Logistics Entity is, or at Closing will be, in breach or default under the terms of any of Organizational Document to which it is a party. Since their formation, none of the Refining Logistics Entities has conducted any business or operations other than owning the Refining Logistics Assets and entering into the Refining Logistics Material Contracts.
(c)    Fuels LLC has been duly organized and is validly existing in good standing under the laws of the State of Delaware, with full limited liability company power and authority to operate and to carry on its business. Fuels LLC is duly qualified to transact business and is in good standing as a foreign entity in each other jurisdiction in which such qualification is required for the conduct of its business, except where the failure to so qualify or to be in good standing does not or if continued would not have a Material Adverse Effect. MPCI has delivered to MPLX correct and complete copies of Fuels LLC’s Organizational Documents. Fuels LLC is not, and at Closing will not be, in breach or default under the terms of any of Organizational Document to which it is a party. Since its formation, Fuels LLC has not conducted any business or operations other than entering into the Fuels Distribution Material Contracts.

(d)    Each of the Refining Logistics Entities is a limited liability company formed for the sole purpose of owning the Refining Logistics Assets that it owns and entering into the Refining Logistics Material Contracts and operating the Refining Logistics Business after Closing. Refining Holdco is a holding company formed for the sole purpose of owning the Refining Logistics Entities. None of the Refining Logistics Entities has incurred any indebtedness or owns any tangible assets other than the Refining Logistics Assets that it currently owns.
(e)    Fuels LLC is a limited liability company formed for the sole purpose of entering into the Fuels Distribution Material Contracts and operating the Fuels Distribution Business after Closing. Fuels LLC owns no tangible assets and has not incurred any indebtedness.
Section 5.3    Authority and Action. MPCI has the limited liability company power and authority to enter into this Agreement and each agreement and instrument to be executed and delivered by MPCI pursuant hereto and to perform all of its obligations and consummate the transactions contemplated hereby and thereby. MPCI has taken all necessary and appropriate limited liability company actions to authorize, execute and deliver this Agreement and each agreement and instrument to be executed and delivered by MPCI pursuant hereto and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each agreement and instrument to be executed and delivered by MPCI pursuant hereto will be when so executed and delivered, duly and validly executed and delivered by MPCI and this Agreement is, and each agreement and instrument to be executed and delivered by MPCI pursuant hereto will be when so executed and delivered, a valid and binding obligation of MPCI enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
Section 5.4    Consents. No consent, approval, license, permit, order, waiver, or authorization of, or registration, declaration, or filing with, any Governmental Authority or other person or entity is required to be obtained or made by or with respect to MPCI, Refining Holdco, Fuels LLC, Logistics, Holdings, or MPLX GP, the Contributed Interests or any of the Refining Logistics Entities in connection with:
(a)    the execution, delivery, and performance of this Agreement (or any related instrument or agreement), or the consummation of the transactions contemplated hereby and thereby;
(b)    the enforcement against MPCI, Logistics, Holdings or MPLX GP, of its obligations hereunder and thereunder; or
(c)    following the Closing, the ownership by MPLX of the Contributed Interests;
except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect or result in any material loss, cost or liability of MPLX or its Subsidiaries (including from and after the Closing, Refining Holdco, any of the Refining Logistics Entities or Fuels LLC), or as required under the HSR Act.

Section 5.5    No Violation. The execution and delivery of this Agreement (or any related instrument or agreement to be executed and delivered) by MPCI does not, or when executed will not, and the consummation of the transactions contemplated hereby or thereby and the performance by MPCI of the obligations that it is obligated to perform hereunder or thereunder do not, and at the Closing will not:
(a)    conflict with or result in a breach of any of the provisions of any Organizational Documents of MPCI, Refining Holdco, Fuels LLC or any of the Refining Logistics Entities;
(b)    result in the creation, violation or acceleration of, or afford any person the right to obtain or accelerate any obligation or indebtedness under, any Lien on the Contributed Interests or on property or assets of MPCI, Refining Holdco, Fuels LLC or any Refining Logistics Entity under any indenture, mortgage, lien, agreement, contract, commitment or instrument;
(c)    conflict with any municipal, state or federal ordinance, law (including common law), rule, regulation, judgment, order, writ, injunction, or decree applicable to MPCI, Refining Holdco, Fuels LLC or any of the Refining Logistics Entities; or
(d)    conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require consent, authorization or approval under any Refining Logistics Material Contract or any Fuels Distribution Material Contract, any indenture, mortgage, lien or agreement, contract, commitment or instrument to which MPCI, Refining Holdco, Fuels LLC or any Refining Logistics Entity is a party or by which any of them is bound or to which any of the Contributed Interests are subject;
except, in the case of clauses (b), (c) and (d), as would not have, individually or in the aggregate, a Material Adverse Effect or result in any material loss, cost or liability of MPLX or its Subsidiaries (including from and after the Closing, Refining Holdco, any of the Refining Logistics Entities or Fuels LLC) and except for such as will have been cured at or prior to the Closing.
Section 5.6    Information.
(a)    To the best of MPCI’s knowledge, this Agreement (and all related documents) does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein not misleading and MPCI has not intentionally withheld disclosure from the Conflicts Committee of any fact that would constitute a Material Adverse Effect.
(b)    The projections and budgets (the “Financial and Operational Information”) provided to the Conflicts Committee (including those provided to the Financial Advisor) as part of the Conflicts Committee’s review in connection with this Agreement have a reasonable basis, were prepared in good faith and are consistent with MPCI’s (and its applicable Affiliates’) management’s current expectations, which it believes are reasonable. The other financial and operational information provided to the Financial Advisor as part of its review of the proposed transaction for the Conflicts Committee is derived from and is consistent in all material respects with MPCI’s (and its applicable Affiliates’) books and records.

Section 5.7    Brokers. Neither MPCI nor any of its Affiliates has incurred any liability, contingent or otherwise, for any brokerage fee, commission or financial advisory fee in connection with the transactions contemplated by this Agreement.
Section 5.8    Laws and Regulations; Litigation. There are no pending or, to MPCI’s knowledge, threatened claims, fines, actions, suits, demands, investigations or proceedings or any arbitration or binding dispute resolution proceeding (collectively, “Litigation”) against any of MPCI, Refining Holdco, Fuels LLC, Logistics, Holdings, MPLX GP or any of the Refining Logistics Entities or against or affecting the Contributed Interests or the ownership of the Contributed Interests (other than Litigation under any Environmental Law, which is the subject of Section 5.11) that (i) would individually, or in the aggregate, have a Material Adverse Effect or (ii) seek any material injunctive relief with respect to the Contributed Interests. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (x) none of Logistics, Holdings, MPLX GP, Refining Holdco, Fuels LLC or any of the Refining Logistics Entities is in violation of or in default under any municipal, state or federal ordinance, law (including common law), rule or regulation or under any order (other than Environmental Laws, which are the subject of Section 5.11) of any Governmental Authority and (y) there is no Litigation (other than Litigation under any Environmental Law, which is the subject of Section 5.11) pending or, to the MPCI’s knowledge, threatened against or affecting Logistics, Holdings, MPLX GP, Refining Holdco, Fuels LLC or any of the Refining Logistics Entities, the Contributed Interests, MPCI’s ownership of the Contributed Interests, the Refining Logistics Business or the Fuels Distribution Business at law or in equity, by or before any Governmental Authority having jurisdiction over any of MPCI, Refining Holdco, Fuels LLC or any of the Refining Logistics Entities. Except as would not, individually or in the aggregate, have a Material Adverse Effect, no Litigation is pending or, to MPCI’s knowledge, threatened to which MPCI or any of its Affiliates is or may become a party that questions or involves the validity or enforceability of any of its respective obligations under this Agreement or seeks to prevent or delay, or damages in connection with, the consummation of the transactions contemplated hereby.
Section 5.9    Title to Assets. Schedule 5.9 sets forth a true and complete list of the material assets held by each Refining Logistics Entity other than the Refining Logistics Material Contracts (collectively, the “Refining Logistics Assets”). Each Refining Logistics Entity has good and marketable title to all tangible personal property included in the Refining Logistics Assets, free and clear of all Liens, except Permitted Liens. All tangible personal property included in the Refining Logistics Assets is (i) in the aggregate, in good operating condition and repair (normal wear and tear excepted); (ii) has been maintained in all material respects in accordance with applicable laws and regulations, as well as generally accepted industry practice; and (iii) is sufficient for the purposes for which it is currently being used or held for use. The Refining Logistics Assets constitute all of the assets related to the ownership, use and operation of the Refining Logistics Business after Closing and are sufficient to own and operate the Refining Logistics Business after Closing. Fuels LLC has no assets other than the Fuels Distribution Material Contracts.
Section 5.10    Taxes.

(a)    All material Tax Returns that are required to be filed by or with respect to Refining Holdco, the Refining Logistics Entities and the Refining Logistics Assets on or prior to the Closing Date (taking into account any valid extension of time within which to file) have been or will be timely filed on or prior to the Closing Date and all such Tax Returns are or will be true, correct and complete in all material respects.
(b)    All material Taxes due and payable by or with respect to Refining Holdco, the Refining Logistics Entities and the Refining Logistics Assets (whether or not shown on any Tax Return) have been fully paid, and all deficiencies asserted or assessments made with respect to such Tax Returns have been paid in full or properly accrued.
(c)    No Tax Proceeding of or with respect to Refining Holdco or any Refining Logistics Entity is currently pending or has been proposed in writing or has been threatened that constitutes a Material Adverse Effect.
(d)    No waivers or extensions of statutes of limitations have been given or requested in writing with respect to any amount of Taxes or any Tax Returns of or with respect to Refining Holdco and the Refining Logistics Entities.
(e)    Since the date of their formation, for U.S. federal income Tax purposes, Refining Holdco and each Refining Logistics Entity have been classified as an entity that is disregarded as being separate from its owner.
(f)    None of Refining Holdco or any of the Refining Logistics Entities are a party to a Tax allocation or sharing agreement or similar arrangement.
Section 5.11    Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect:
(a)    the Refining Logistics Entities and the Refining Logistics Assets are in compliance with Environmental Laws;
(b)    none of the Refining Logistics Entities or the Refining Logistics Assets is the subject of any outstanding administrative or judicial order of judgment, agreement or arbitration award from any Governmental Authority under any Environmental Law and requiring remediation or the payment of a fine or penalty;
(c)    none of MPCI, Fuels LLC, Refining Holdco, or any of the Refining Logistics Entities is subject to any pending Litigation under any Environmental Law with respect to the Refining Logistics Assets; and
(d)    none of MPCI, Fuels LLC, Refining Holdco, or any of the Refining Logistics Entities has any liability in connection with the release into the environment of any Hazardous Substance.
Section 5.12    Permits. Fuels LLC and each of the Refining Logistics Entities possess all Permits required by law, necessary for the conduct of the Fuels Distribution Business and the Refining Logistics Business, as applicable, and the ownership and operation of the Refining

Logistics Assets, as applicable, except where the failure to possess such Permits would not be material to the conduct of the Fuels Distribution Business or the Refining Logistics Business or the ownership and operation of the Refining Logistics Assets taken as a whole, as applicable; and there are no unresolved notices of violation with respect to any such Permit and each such Permit is valid, binding and in full force and effect.
Section 5.13    Material Contracts.
(a)    Disclosure Schedule 5.13(a) sets forth a true and complete listing of the Refining Logistics Material Contracts. Each Refining Logistics Material Contract is, and at Closing will be, in full force and effect, and no party thereto is in breach or default thereunder and no event has occurred that upon receipt of notice or lapse of time or both would constitute any breach or default thereunder, except for such breaches or defaults as would not, individually or in the aggregate, constitute a Material Adverse Effect. No Refining Logistics Entity has given or received any notice of any action or intent to terminate or amend in any material respect any Refining Logistics Material Contract.
(b)    Disclosure Schedule 5.13(b) sets forth a true and complete listing of the Fuels Distribution Material Contracts. Each Fuels Distribution Material Contract is, and at Closing will be, in full force and effect, and no party thereto is in material breach or default thereunder and no event has occurred that upon receipt of notice or lapse of time or both would constitute any material breach or default under any Fuels Distribution Material Contract. Fuels LLC has not given nor received any notice of any action or intent to terminate or amend in any material respect any Fuels Distribution Material Contract.
Section 5.14    No Liabilities. None of Fuels LLC, Refining Holdco or any of the Refining Logistics Entities has any liabilities (whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable or otherwise) except as set forth in the Fuels Distribution Material Contracts and the Refining Logistics Material Contracts, as applicable.
Section 5.15    No Adverse Change. Except for any actions taken by any Refining Logistics Entity contemplated by this Agreement, from October 1, 2017, (a) each Refining Logistics Entity has in all material respects operated the Refining Logistics Assets in the ordinary course consistent with past practices, and (b) no fact, event, change, occurrence, development or circumstance has occurred that has had or would reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect.
Section 5.16    Employment Matters.
(a)    Refining Holdco, the Refining Logistics Entities and Fuels LLC do not have and have never had, any employees, independent contractors, or consultants. Refining Holdco, the Refining Logistics Entities and Fuels LLC do not currently and have never sponsored, maintained, contributed to or had an obligation to contribute to any Plan or been a participating employer in any Plan. None of Refining Holdco, the Refining Logistics Entities or Fuels LLC has any liability, contingent or otherwise, with respect to any Plan.
(b)    There is not any currently pending or threatened activity of a material nature that has had any Material Adverse Effect on MPCI, or that could reasonably be expected to have a

Material Adverse Effect on MPLX, related to any (i) strike, slowdown, picketing, work stoppage or other labor dispute, (ii) alleged violation of any legal requirement pertaining to labor relations, including any grievance or any charge or complaint filed by an employee or union with the National Labor Relations Board or any comparable governmental body or other labor or employment dispute, (iii) application for certification of a collective bargaining agent as representative of any employee, (iv) lockout of any employees by MPCI, and no such action is contemplated by MPCI, or (v) any order, settlement agreement, conciliation agreement, letter of commitment, deficiency letter or consent decree with any employee or former employee or applicant for employment, labor union or other collective bargaining representative, or any governmental body or arbitrator relating to claims of unfair labor practices, employment discrimination or other claims with respect to labor and employment practices and policies.
Section 5.17    Insurance. All insurance policies, if any, carried by or maintained for the benefit of Refining Holdco and each Refining Logistics Entity that directly insure Refining Holdco, any Refining Logistics Entity, the Refining Logistics Business or any of the Refining Logistics Assets (the “Insurance Policies”) are in full force and effect, and, to the knowledge of MPCI, the parties thereto are not in breach or default thereunder. Since October 1, 2017, no notice of cancellation or non-renewal of any Insurance Policy has been received by MPCI, Refining Holdco, any Refining Logistics Entity or any of their respective Affiliates, and there has been no material claim under any Insurance Policy as to which coverage has been denied or disputed by the underwriters or issuers thereof. The Insurance Policies are of the type and in the amounts customarily carried by Persons operating assets similar to the Refining Logistics Assets and are sufficient for compliance with all applicable laws.
Section 5.18    Disclaimer of Warranties. Except as expressly set forth in this Article V or in any agreement or instrument to be executed by MPCI in connection with the transactions contemplated hereby, MPCI makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, shareholder, director, employee, agent or consultant of MPCI or its Affiliates. EXCEPT AS SPECIFICALLY REPRESENTED AND WARRANTED IN THIS Article V, THE CONTRIBUTION OF THE CONTRIBUTED INTERESTS IS ON AN “AS IS” BASIS, AND MPCI DISCLAIMS ANY WARRANTY OF MERCHANTABILITY AND ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE VI
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ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF LOGISTICS
Logistics represents and warrants as of the date hereof and as of the Closing Date as follows:
Section 7.1    Logistics Membership Interests. Immediately before its contribution of such interests to MPLX, Logistics will own the Logistics Membership Interests free and clear of all Liens except as set forth in the Organizational Documents of Refining Holdco or Fuels LLC, as applicable, and, except as provided or created by the limited liability company agreement or other Organizational Documents of Refining Holdco or Fuels LLC, the 1933 Act or applicable state securities laws, free and clear of any restrictions on transfer, Taxes, or claims. As of the Effective Time, the Logistics Membership Interests will be validly issued, fully paid, and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act, as amended).
Section 7.2    Organization. Logistics is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction where the nature of its business or the ownership of its properties requires it to be qualified, except to the extent that the failure to be so qualified would not have a Material Adverse Effect. Logistics has the limited liability company power to conduct its business as presently conducted and to own and hold the properties used in connection therewith.
Section 7.3    Authority and Action. Logistics has the limited liability company power and authority to enter into this Agreement and each agreement and instrument to be executed and delivered by Logistics pursuant hereto and to perform all of its obligations and consummate the transactions contemplated hereby and thereby. Logistics has taken all necessary and appropriate limited liability company actions to authorize, execute and deliver this Agreement and each agreement and instrument to be executed and delivered by Logistics pursuant hereto and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each agreement and instrument to be executed and delivered by Logistics pursuant hereto will be when so executed and delivered, duly and validly executed and delivered by Logistics and constitutes or when so executed will constitute a valid and binding obligation of Logistics, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
Section 7.4    No Violation. The execution and delivery of this Agreement (or any related instrument or agreement to be executed and delivered) by Logistics does not, or when executed will not, and the consummation of the transactions contemplated hereby or thereby and the performance by Logistics of the obligations that it is obligated to perform hereunder or thereunder do not, and at the Closing will not:
(a)    conflict with or result in a breach of any of the provisions of any Organizational Documents of Logistics;
(b)    result in the creation, violation or acceleration of, or afford any person the right to obtain or accelerate any obligation or indebtedness under, any Lien on the Logistics Membership Interests or on property or assets of Logistics’;
(c)    conflict with any municipal, state or federal ordinance, law (including common law), rule, regulation, judgment, order, writ, injunction, or decree applicable to Logistics; or
(d)    conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any Refining Logistics Material Contract or Fuels Distribution Material Contract, any indenture, mortgage, lien or agreement, contract, commitment or instrument to which Logistics is a party or by which it is bound or to which any of the Logistics Membership Interests are subject;
except, in the case of clauses (b), (c) and (d), as would not have, individually or in the aggregate, a Material Adverse Effect or result in any material loss, cost or liability of MPLX or its Subsidiaries (including from and after the Closing, Refining Holdco, any of the Refining Logistics Entities or Fuels LLC) and except for such as will have been cured at or prior to the Closing.
Section 7.5    Common Units.
(a)    Logistics understands that the Common Units to be issued to it pursuant to this Agreement will not, when so issued, be registered under the 1933 Act, or under any applicable state securities laws, and neither MPLX nor any of its Affiliates has any obligation to register the Common Units under the 1933 Act or to register or qualify the offer or sale of the Common Units with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. Logistics further acknowledges that the Common Units cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or unless an exemption from registration or qualification is then available. As such, Logistics further agrees that it will not sell, assign, or transfer any Common Units unless such Common Units are registered under the 1933 Act and qualified under applicable state securities laws or unless an exemption from such registration or qualification is then available in the reasonable opinion of counsel to Logistics. Logistics understands that there may not be a public market for the Common Units and represents that it can afford to hold such Common Units for an indefinite period of time.
(b)    Logistics is acquiring the Common Units as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.
Section 7.6    Disclaimer of Warranties. Except as expressly set forth in this Article VII or in any agreement or instrument to be executed by Logistics in connection with the transactions contemplated hereby, Logistics makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, shareholder, director, employee, agent or consultant of Logistics, or its Affiliates.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES OF HOLDINGS
Holdings represents and warrants as of the date hereof and as of the Closing Date as follows:

Section 8.1    Holdings Membership Interests. Immediately before its contribution of such interests to MPLX, Holdings will own the Holdings Membership Interests free and clear of all Liens except as set forth in the Organizational Documents of Refining Holdco or Fuels LLC, as applicable, and, except as provided or created by the limited liability company agreement or other Organizational Documents or Refining Holdco or Fuels LLC, the 1933 Act or applicable state securities laws, free and clear of any restrictions on transfer, Taxes, or claims. As of the Effective Time, the Holdings Membership Interests will be validly issued, fully paid, and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act, as amended).
Section 8.2    Organization. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction where the nature of its business or the ownership of its properties requires it to be qualified, except to the extent that the failure to be so qualified would not have a Material Adverse Effect. Holdings has the corporate power to conduct its business as presently conducted and to own and hold the properties used in connection therewith.
Section 8.3    Authority and Action. Holdings has the corporate power and authority to enter into this Agreement and each agreement and instrument to be executed and delivered by Holdings pursuant hereto and to perform all of its obligations and consummate the transactions contemplated hereby and thereby. Holdings has taken all necessary and appropriate corporate actions to authorize, execute and deliver this Agreement and each agreement and instrument to be executed and delivered by Holdings pursuant hereto and to consummate the transactions contemplated hereby or thereby. This Agreement has been, and each agreement and instrument to be executed and delivered by Holdings pursuant hereto will be when so executed and delivered, duly and validly executed and delivered by Holdings and constitutes or when so executed will constitute a valid and binding obligation of Holdings, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
Section 8.4    No Violation. The execution and delivery of this Agreement (or any related instrument or agreement to be executed and delivered) by Holdings does not, or when executed will not, and the consummation of the transactions contemplated hereby or thereby and the performance by Holdings of the obligations that it is obligated to perform hereunder or thereunder do not, and at the Closing will not:
(a)    conflict with or result in a breach of any of the provisions of any Organizational Documents of Holdings;
(b)    result in the creation, violation or acceleration of, or afford any person the right to obtain or accelerate any obligation or indebtedness under, any Lien on the Holdings Membership Interests or on property or assets of Holdings;
(c)    conflict with any municipal, state or federal ordinance, law (including common law), rule, regulation, judgment, order, writ, injunction, or decree applicable to Holdings; or

(d)    conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any Refining Logistics Material Contract or Fuels Distribution Material Contract, any indenture, mortgage, lien or agreement, contract, commitment or instrument to which Holdings is a party or by which it is bound or to which any of the Holdings Membership Interests are subject;
except, in the case of clauses (b), (c) and (d), as would not have, individually or in the aggregate, a Material Adverse Effect or result in any material loss, cost or liability of MPLX or its Subsidiaries (including from and after the Closing, Refining Holdco, any of the Refining Logistics Entities or Fuels LLC) and except for such as will have been cured at or prior to the Closing.
Section 8.5    Common Units.
(a)    Holdings understands that the Common Units to be issued to it pursuant to this Agreement will not, when so issued, be registered under the 1933 Act, or under any applicable state securities laws, and neither MPLX nor any of its Affiliates has any obligation to register the Common Units under the 1933 Act or to register or qualify the offer or sale of the Common Units with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. Holdings further acknowledges that the Common Units cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or unless an exemption from registration or qualification is then available. As such, Holdings further agrees that it will not sell, assign, or transfer any Common Units unless such Common Units are registered under the 1933 Act and qualified under applicable state securities laws or unless an exemption from such registration or qualification is then available in the reasonable opinion of counsel to Holdings. Holdings understands that there may not be a public market for the Common Units and represents that it can afford to hold such Common Units for an indefinite period of time.
(b)    Holdings is acquiring the Common Units as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.
Section 8.6    Disclaimer of Warranties. Except as expressly set forth in this Article VIII or in any agreement or instrument to be executed by Holdings in connection with the transactions contemplated hereby, Holdings makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, shareholder, director, employee, agent or consultant of Holdings, or its Affiliates.

ARTICLE IX
REPRESENTATIONS AND WARRANTIES OF MPLX
MPLX represents and warrants as of the date hereof and as of the Closing Date as follows:
Section 9.1    Issued Units. The issuance of the Issued Units pursuant to this Agreement have been duly authorized and approved by all necessary limited partnership actions, and the Issued Units, when issued, will be validly issued, fully paid and non-assessable (except as such non‑assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act, as amended).
Section 9.2    Organization. MPLX is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction where the nature of its business or the ownership of its properties requires it to be qualified, except to the extent that the failure to be so qualified would not have a Material Adverse Effect. MPLX has the limited partnership power to conduct its business as presently conducted and to own and hold the properties used in connection therewith.
Section 9.3    Authority and Action. MPLX has the limited partnership power and authority to enter into this Agreement and each agreement and instrument to be executed and delivered by MPLX pursuant hereto and to perform all of its obligations and consummate the transactions contemplated hereby and thereby. MPLX has taken all necessary and appropriate limited partnership actions to authorize, execute and deliver this Agreement and each agreement and instrument to be executed and delivered by MPLX pursuant hereto and to consummate the transactions contemplated hereby or thereby. This Agreement has been, and each agreement and instrument to be executed and delivered by MPLX pursuant hereto will be when so executed and delivered, duly and validly executed and delivered by MPLX and constitutes or when so executed will constitute a valid and binding obligation of MPLX, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
Section 9.4    No Violation. The execution and delivery of this Agreement (or any related instrument or agreement) by MPLX does not, or when executed will not, and the consummation of the transactions contemplated hereby or thereby and the performance by MPLX of the obligations that it is obligated to perform hereunder or thereunder do not, and at the Closing will not:
(a)    conflict with or result in a breach of any of the provisions of any Organizational Documents of MPLX;
(b)    result in the creation, violation or acceleration of, or afford any person the right to obtain or accelerate any obligation or indebtedness under, any Lien on the partnership interests of MPLX or on property or assets of MPLX, under any indenture, mortgage, lien, agreement, contract, commitment or instrument;

(c)    conflict with any municipal, state or federal ordinance, law (including common law), rule, regulation, judgment, order, writ, injunction, or decree applicable to MPLX; or
(d)    require any consent, authorization or approval under any indenture, mortgage, lien or agreement, contract, commitment or instrument to which MPLX is a party or by which it is bound;
except, in the case of clauses (b), (c) and (d), as would not have, individually or in the aggregate, a Material Adverse Effect or result in any material loss, cost or liability of MPCI or its Affiliates and except for such as will have been cured at or prior to the Closing.
Section 9.5    Logistics Membership Interests.
(a)    MPLX understands that the Logistics Membership Interests to be contributed pursuant to this Agreement will not, when so issued, be registered under the 1933 Act, or under any applicable state securities laws, and Logistics has no obligation to register the Logistics Membership Interests under the 1933 Act or to register or qualify the offer or sale of the Logistics Membership Interests with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. MPLX further acknowledges that the Logistics Membership Interests cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or unless an exemption from registration or qualification is then available. As such, MPLX further agrees that it will not sell, assign, or transfer any Logistics Membership Interests unless such Logistics Membership Interests are registered under the 1933 Act and qualified under applicable state securities laws or unless an exemption from such registration or qualification is then available in the reasonable opinion of counsel to MPLX. MPLX understands that there is not, nor is there likely to be, a public market for the Logistics Membership Interests and represents that it can afford to hold such Logistics Membership Interests for an indefinite period of time.
(b)    MPLX is acquiring the Logistics Membership Interests as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.
Section 9.6    Holdings Membership Interests.
(a)    MPLX understands that the Holdings Membership Interests to be contributed pursuant to this Agreement will not, when so issued, be registered under the 1933 Act, or under any applicable state securities laws, and Holdings has no obligation to register the Holdings Membership Interests under the 1933 Act or to register or qualify the offer or sale of the Holdings Membership Interests with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. MPLX further acknowledges that the Holdings Membership Interests cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or unless an exemption from registration or qualification is then available. As such, MPLX further agrees that it will not sell, assign, or transfer any Holdings Membership

Interests unless such Holdings Membership Interests are registered under the 1933 Act and qualified under applicable state securities laws or unless an exemption from such registration or qualification is then available in the reasonable opinion of counsel to MPLX. MPLX understands that there is not, nor is there likely to be, a public market for the Holdings Membership Interests and represents that it can afford to hold such Holdings Membership Interests for an indefinite period of time.
(b)    MPLX is acquiring the Holdings Membership Interests as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.
Section 9.7    MPLX GP Membership Interests.
(a)    MPLX understands that the MPLX GP Membership Interests to be contributed pursuant to this Agreement will not, when so issued, be registered under the 1933 Act, or under any applicable state securities laws, and MPLX GP has no obligation to register the MPLX GP Membership Interests under the 1933 Act or to register or qualify the offer or sale of the MPLX GP Membership Interests with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. MPLX further acknowledges that the MPLX GP Membership Interests cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or unless an exemption from registration or qualification is then available. As such, MPLX further agrees that it will not sell, assign or transfer any MPLX GP Membership Interests unless such MPLX GP Membership Interests are registered under the 1933 Act and qualified under applicable state securities laws or unless an exemption from such registration or qualification is then available in the reasonable opinion of counsel to MPLX. MPLX understands that there is not, nor is there likely to be, a public market for the MPLX GP Membership Interests and represents that it can afford to hold such MPLX GP Membership Interests for an indefinite period of time.
(b)    MPLX is acquiring the MPLX GP Membership Interests as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.
Section 9.8    Disclaimer of Warranties. Except as expressly set forth in this Article IX or in any agreement or instrument to be executed by MPLX in connection with the transactions contemplated hereby, MPLX makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, shareholder, director, employee, agent or consultant of MPLX or its Affiliates.

ARTICLE X
REPRESENTATIONS AND WARRANTIES OF MPLX GP
MPLX GP represents and warrants as of the date hereof and as of the Closing Date as follows:
Section 10.1    MPLX GP Membership Interests. Assuming the accuracy of the representations and warranties of MPCI set forth in Section 5.1(a) as of the Closing, MPLX GP will own the MPLX GP Membership Interests free and clear of all Liens except as provided or created by the Organizational Documents of Refining Holdco or Fuels LLC, as applicable and except as provided or created by the limited liability company agreement or other Organizational Documents of Refining Holdco or Fuels LLC, the 1933 Act or applicable state securities laws, free and clear of any restrictions on transfer, Taxes, or claims. As of the Closing, the MPLX GP Membership Interests will be validly issued, fully paid, and non-assessable (except as such non-assessability may be affected by Sections 17‑303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act, as amended).
Section 10.2    Organization. MPLX GP is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction where the nature of its business or the ownership of its properties requires it to be qualified, except to the extent that the failure to be so qualified would not have a Material Adverse Effect. MPLX GP has the limited liability company power to conduct its business as presently conducted and to own and hold the properties used in connection therewith.
Section 10.3    Authority and Action. MPLX GP has the limited liability company power and authority to enter into this Agreement and each agreement and instrument to be executed and delivered by MPLX GP pursuant hereto and to perform all of its obligations and consummate the transactions contemplated hereby and thereby. MPLX GP taken all necessary and appropriate limited liability company actions to authorize, execute and deliver this Agreement and each agreement and instrument to be executed and delivered by MPLX GP pursuant hereto and to consummate the transactions contemplated hereby or thereby. This Agreement has been, and each agreement and instrument to be executed and delivered by MPLX GP pursuant hereto will be when so executed and delivered, duly and validly executed and delivered by MPLX GP and constitutes or when so executed will constitute a valid and binding obligation of MPLX GP, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
Section 10.4    No Violation. The execution and delivery of this Agreement (or any related instrument or agreement to be executed and delivered) by MPLX GP does not, or when executed will not, and the consummation of the transactions contemplated hereby or thereby and the performance by MPLX GP of the obligations that it is obligated to perform hereunder or thereunder do not, and at the Closing will not:
(a)    conflict with or result in a breach of any of the provisions of any Organizational Documents of MPLX GP;

(b)    result in the creation, violation or acceleration of, or afford any person the right to obtain or accelerate any obligation or indebtedness under, any Lien on the MPLX GP Membership Interests or on property or assets of MPLX GP;
(c)    conflict with any municipal, state or federal ordinance, law (including common law), rule, regulation, judgment, order, writ, injunction, or decree applicable to MPLX GP; or
(d)    conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require content, authorization or approval under, any Refining Logistics Material Contract or Fuels Distribution Material Contract, any indenture, mortgage, lien or agreement, contract, commitment or instrument to which MPLX GP is a party or by which it is bound or to which any of the MPLX GP Membership Interests are subject;
except, in the case of clauses (b), (c) and (d), as would not have, individually or in the aggregate, a Material Adverse Effect or result in any material loss, cost or liability of MPLX or its Affiliates (including from and after the Closing, Refining Holdco, any of the Refining Logistics Entities or Fuels LLC) and except for such as will have been cured at or prior to the Closing.
Section 10.5    GP Units.
(a)    MPLX GP understands that the MPLX GP Issued Units to be issued to it pursuant to this Agreement will not, when so issued, be registered under the 1933 Act, or under any applicable state securities laws, and neither MPLX nor any of its Affiliates has any obligation to register any of the MPLX GP Issued Units under the 1933 Act or to register or qualify the offer or sale of the GP Units with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. MPLX GP further acknowledges that the MPLX GP Issued Units cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or unless an exemption from registration or qualification is then available. As such, MPLX GP further agrees that it will not sell, assign, or transfer any MPLX GP Issued Units unless such MPLX GP Issued Units are registered under the 1933 Act and qualified under applicable state securities laws or unless an exemption from such registration or qualification is then available in the reasonable opinion of counsel to MPLX GP. MPLX GP understands that there may not be a public market for the MPLX GP Issued Units and represents that it can afford to hold such GP Units for an indefinite period of time.
(b)    MPLX GP is acquiring the MPLX GP Issued Units as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.
Section 10.6    Disclaimer of Warranties. Except as expressly set forth in this Article X or in any agreement or instrument to be executed by MPLX GP in connection with the transactions contemplated hereby, MPLX GP makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, shareholder, director, employee, agent or consultant of MPLX GP, or its Affiliates.

ARTICLE XI
COVENANTS
Section 11.1    Further Assurances. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action as the other Parties reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor).
Section 11.2    Tax Covenants.
(a)    The Parties agree that the income related to Refining Holdco, the Refining Logistics Entities and the Refining Logistics Assets for all tax periods (or any portion thereof) up to and including the Closing Date will be reflected on the federal income Tax Return of MPCI and that MPCI shall bear the liability and indemnify MPLX for any Taxes associated with the ownership of such interests. The Parties further agree that the income related to Refining Holdco, the Refining Logistics Entities and the Refining Logistics Assets for all tax periods (or any portion thereof) after the Closing Date will be reflected on the federal income Tax Return of MPLX and that MPLX shall bear the liability and indemnify MPCI for any Taxes associated with the ownership of such interests.
(b)    All sales, use, controlling interest, transfer, filing, recordation, registration and similar Taxes arising from or associated with the transactions contemplated by this Agreement other than Taxes based on income or net worth (“Transaction Taxes”), shall be borne fifty percent (50%) by MPLX and fifty percent (50%) by MPCI. To the extent required under applicable law, the transferee is responsible for filing Tax Returns in respect of Transaction Taxes, MPCI shall prepare and file all such Tax Returns. The Parties shall provide such certificates and other information and otherwise cooperate.
Section 11.3    Tax Treatment of the Transaction. The Parties acknowledge and agree that for U.S. federal income tax purposes (and to the extent permitted for state and local income Tax purposes) to treat and report the transactions contemplated under this Agreement as follows:
(a)    with respect to the Logistics Issued Units issued to Logistics in exchange for the Logistics Membership Interests, as a contribution to MPLX of the Logistics Membership Interests under Section 721 of the Code;
(b)    with respect to the Holdings Issued Units issued to Holdings in exchange for the Holdings Membership Interests, as a contribution to MPLX of the Holdings Membership Interests under Section 721 of the Code;
(c)    with respect to the MPLX GP Issued Units issued to MPLX GP in exchange for the MPLX GP Membership Interests, as a contribution to MPLX of the MPLX GP Membership Interests under Section 721 of the Code; and

(d)    with respect to the distributions of the Cash Consideration made from the proceeds of the Partnership Debt, as distributions under Section 731 of the Code that, together with the corresponding contributions, (i) qualify to the maximum extent possible as a “debt‑financed transfer” under Section 1.707-5(b) of the Treasury Regulations; (ii) in excess of the amount described in clause (i) hereof, as reimbursement, to the maximum extent possible, for capital expenditures, as described in Section 1.707-4(d) of the Treasury Regulations; and (iii) in excess of the amount described in clauses (i) and (ii) hereof, as the proceeds of a sale of the corresponding assets by MPLX GP or Logistics, as applicable, to MPLX to the extent any other exception to the “disguised sale” rules under Section 707 of the Code and the Treasury Regulations thereunder are inapplicable.
The Parties agree to act at all times in manner consistent with the U.S. federal income tax treatment as set forth in this Section 11.3, including disclosing the distribution of the Cash Consideration in accordance with the requirements of Section 1.707-3(c)(2) of the Treasury Regulations.
Section 11.4    Conflicts. In the event of a conflict between the provisions of this Article XI and any other provision of this Agreement, the provisions of this Article XI shall control.
Section 11.5    Satisfaction of Conditions Precedent. From the Execution Date until the earlier of the Closing Date or the termination of this Agreement, each Party will use all Commercially Reasonable Efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement, including without limitation, obtaining any and all necessary local, state, and federal government approvals with respect to the proposed transaction and the satisfaction of the other conditions precedent set forth in Article XII; provided, however, no Party shall be required to take or cause to be taken any action, or to do or cause to be done any thing, this Agreement contemplates to be taken or done, or caused to be taken or done, by another Party.
Section 11.6    Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use all Commercially Reasonable Efforts to obtain any required authorizations, consents, and approvals of Governmental Authorities. Each of the Parties will give prompt notice to the other of any event or circumstance which could give rise to a breach of any representation, warranty or covenant contained in this Agreement, or of any condition which could reasonably be expected to delay or prevent the Closing hereunder.
Section 11.7    Specific Actions. From the Execution Date until the Closing, MPCI will not and will not permit Fuels LLC, Refining Holdco or any Refining Logistics Entity to take any of the following actions, except with the prior written consent of the other Party or as otherwise contemplated by this Agreement:
(a)    amend the Refining LLC Agreement, any Refining Logistics Entity LLC Agreement, the Fuels LLC Agreement or other Organizational Documents of Refining Holdco, Refining Logistics Entities or Fuels LLC, any Refining Logistics Material Contract or any Fuels Distribution Material Contract;

(b)    authorize, issue, subdivide or reclassify any limited liability company membership interests, including without limitation the Contributed Interests or the membership interests of each Refining Logistics Entity; amend, change or alter the rights, preferences or privileges thereof; or issue any options, warrants or rights to acquire any limited liability company membership interests of any of Fuels LLC, Refining Holdco or any of the Refining Logistics Entity or any interest therein;
(c)    enter into any consolidation, merger, reorganization or the like;
(d)    borrow money, mortgage, re-mortgage, pledge, hypothecate or otherwise encumber any material Refining Logistics Assets;
(e)    sell, lease, lend, exchange or otherwise dispose of any material Refining Logistics Assets;
(f)     waive or release any rights or obligations under any Refining Logistics Material Contract or Fuels Distribution Material Contract; or
(g)    enter into an agreement to accomplish any of the items set forth in Sections 11.7(a) through (f).
Section 11.8    Casualty.
(a)    If any of the Refining Logistics Assets are damaged or destroyed by fire, flood, storm, or other casualty loss (each such event, a “Casualty Loss”) at any time during the period that commenced on October 1, 2017 and ends on the Closing Date, and the sum of (x) the cost of restoring, repairing or replacing such damaged or destroyed Refining Logistics Assets to a condition reasonably comparable to the prior condition of such Refining Logistics Assets immediately prior to such Casualty Loss (“Prior Condition”), plus (y) the amount of any lost profits, in each case, to the extent such costs and lost profits are reasonably expected to accrue after the Closing as a result of such Casualty Loss (net of and after giving effect to any insurance proceeds actually received by the Refining Logistics Entities for such restoration and lost profits) (such costs and lost profits with respect to any Refining Logistics Assets as determined by mutual agreement of MPCI and MPLX or, if such mutual agreement is not reached within ten (10) business days after such Casualty Loss, by an independent qualified firm reasonably acceptable to each of MPCI and MPLX, the amount so determined by mutual agreement or by such independent firm, as applicable, the “Restoration Cost”) is greater than $41MM, MPCI may elect to:
(i)     reduce the amount of the Total Value by the estimated Restoration Cost; or
(ii)    restore, repair or replace the Refining Logistics Assets relating to such Casualty Loss to a condition reasonably comparable to their Prior Condition, in each case by written notice to MPLX.
(b)    If MPCI elects to reduce the Total Value pursuant to Section 11.8(a)(i) above, such Casualty Loss shall not affect the Closing and each of the Logistics Cash Consideration,

Holdings Cash Consideration and MPLX GP Cash Consideration shall be reduced by a pro rata amount of such Restoration Cost.
(c)    If MPCI elects to restore, repair or replace the damaged Refining Logistics Assets pursuant to Section 11.8(a)(ii) above, MPCI will complete or cause the repair, replacement or restoration of the damaged Refining Logistics Assets to be completed, using good faith diligent efforts, consistent with Prudent Industry Practice.
(d)    If the aggregate Restoration Cost exceeds $820MM then either MPCI or MPLX may, by notice to the other Party terminate this Agreement pursuant to Section 14.1(b).
(e)    If the Restoration Cost is equal to or less than $41MM, then (i) neither MPCI nor MPLX shall have the right or option to terminate this Agreement pursuant to Section 14.1(b) and (ii) subject to MPLX’s rights under Article IV, there shall be no reduction in the Total Value. In the event of a Casualty Loss, MPCI shall, and shall cause its Affiliates to, use their Commercially Reasonable Efforts to collect amounts due (if any) under the Insurance Policies in respect of any such Casualty Loss and shall cause any such insurance proceeds to be contributed or assigned to the applicable Refining Logistics Entity that has suffered such Casualty Loss (provided that if the Total Value is reduced due to such Casualty Loss, and such Total Value reduction does not take into account such insurance proceeds, then any such insurance proceeds that are received by the Refining Logistics Entities following the Closing shall be promptly remitted to MPCI).
(f)    To assist MPLX in its evaluation of any and all Casualty Losses (including Restoration Costs), MPCI shall, and shall cause its Affiliates to, provide MPLX such access to the Refining Logistics Assets that are the subject of a Casualty Loss and such information as MPLX may reasonably request in connection therewith.
Section 11.9    Condemnation.
(a)    If any of the Refining Logistics Assets are taken by condemnation or the power of eminent domain (each, a “Condemnation”) at any time during the period that commenced on October 1, 2017 and ends on the Closing Date, and the sum of (x) a condemnation value plus (y) to the extent not included in preceding clause (x), the amount of any lost profits reasonably expected to accrue after the Closing as a result of such Condemnation (net of and after giving effect to any condemnation award actually received by the Refining Logistics Entities) (such sum with respect to any Refining Logistics Assets as determined by mutual agreement of MPCI and MPLX or, if such mutual agreement is not reached within ten (10) business days after such Condemnation, by an independent qualified firm reasonably acceptable to MPCI and MPLX, the amount so determined by mutual agreement or by such independent firm, as applicable, the “Condemnation Value”) is greater than $41MM, MPCI may elect to:
(i)    reduce the amount of the Total Value by such Condemnation Value; or
(ii)    restore or replace the Refining Logistics Assets relating to such Condemnation to a condition reasonably comparable to their Prior Condition, in each case by notice to MPLX.

(b)    If MPCI elects to reduce the Total Value pursuant to Section 11.9(a) above, such Condemnation shall not affect the Closing and each of the Logistics Cash Consideration, Holdings Cash Consideration and MPLX GP Cash Consideration shall be by a reduced pro rata amount of such Condemnation Value.
(c)    If MPCI elects to restore or replace the condemned Refining Logistics Assets pursuant to Section 11.9(a)(ii) above, MPCI will complete or cause the restoration or replacement of the condemned Refining Logistics Assets to be completed, using good faith diligent efforts, in accordance with Prudent Industry Practice.
(d)    If the aggregate Condemnation Value exceeds $820MM, then either MPCI or MPLX may, by notice to the other Party, terminate this Agreement pursuant to Section 14.1(b).
(e)    If the Condemnation Value is equal to or less than $41MM, then (i) neither MPCI nor MPLX shall have the right or option to terminate this Agreement pursuant to Section 14.1(b) and (ii) subject to MPLX’s rights under Article IV, there shall be no reduction in the amount of the Total Value. In the event of any Condemnation, MPCI shall, and shall cause its Affiliates to, use their Commercially Reasonable Efforts to collect amounts due (if any)under any applicable condemnation award in respect of any such Condemnation and shall cause any such condemnation award to be contributed or assigned to the applicable Refining Logistics Entity that has suffered such Condemnation (provided that if the Total Value is reduced due to such Condemnation, and such Total Value reduction does not take into account such condemnation award, then any condemnation award that is received by the Refining Logistics Entities following the Closing shall promptly be remitted to MPCI).
(f)    To assist MPLX in its evaluation of any and all Condemnation (including Condemnation Value), MPCI shall, and shall cause its Affiliates to, provide MPLX such access to the Refining Logistics Assets that are the subject of a Condemnation and such information as MPLX may reasonably request in connection therewith.
Section 11.10    Waiver of Distributions on Common Units, GP Units and Incentive Distribution Rights. The Parties hereto acknowledge and agree that the quarterly distribution to be paid on the Common Units and GP Units to be issued by MPLX in connection with the Closing and comprising the Logistics Issued Units, Holdings Units, MPLX GP Issued Common Units or MPLX GP Issued GP Units, as applicable, for the calendar quarter ending December 31, 2017 shall be waived by MPLX GP, Logistics and Holdings, as applicable, and the corresponding distribution in respect of the Incentive Distribution Rights for such units will be waived.

ARTICLE XII
CONDITIONS PRECEDENT
Section 12.1    Conditions to Each Party’s Obligations. The respective obligation of each Party to proceed with the Closing is subject to the satisfaction or waiver by each of the Parties (subject to applicable laws) on or prior to the Closing Date of all of the following conditions:
(a)    no investigations, inquiry, proceeding or claim has been initiated or received by or asserted or threatened against a Party by any private party or by any Governmental Authority,

relating to the validity, invalidity or legality of this Agreement and its consummation under any state or federal statute, or rules, regulations, order or guidelines promulgated pursuant thereto;
(b)    all necessary filings and notifications under the HSR Act, if any, shall have been made and the waiting period referred to in the HSR Act applicable to the transaction shall have expired or been terminated; and any other government approvals obtained. The Parties shall cooperate to obtain any and all necessary local, state, and federal government approvals with respect to the proposed transaction; and
(c)    MPC/MPLX shall have received a tax opinion from Latham & Watkins LLP that the income generated by the Fuels Distribution Business will be qualifying income under Section 7704(d) of the Code;
Section 12.2    Conditions to the Obligation of MPLX. The obligation of MPLX to proceed with the Closing is subject to the satisfaction or waiver by MPLX on or prior to the Closing Date of the following conditions:
(a)    MPCI, Logistics, Holdings and MPLX GP shall have performed the covenants and agreements contained in this Agreement required to be performed by it on or prior to the Closing Date in all material respects;
(b)    (i) the Fundamental Representations shall be true and correct (without regard to qualifications as to materiality or Material Adverse Effect contained therein) as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and (ii) the other representations and warranties of MPCI, Logistics Holdings and MPLX GP made in this Agreement shall be true and correct (without regard to qualifications as to materiality or Material Adverse Effect contained therein) as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except in the case of clause (ii) where the failure of the representations and warranties to be true and correct, individually or in the aggregate, does not constitute a Material Adverse Effect;
(c)    MPCI, Logistics, Holdings and MPLX GP shall have delivered to MPLX certificates dated the Closing Date and signed by an authorized officer of each confirming the foregoing matters set forth in clauses (a) and (b) of this Section 12.2;
(d)    MPCI, Logistics, Holdings and MPLX GP shall have delivered or caused the delivery of the Closing deliverables set forth in Sections 13.2, 13.4, 13.6 and 13.8; and
(e)    between the Execution Date and the Closing Date, a Material Adverse Effect shall not have occurred.
Section 12.3    Conditions to the Obligations of MPCI, Logistics, Holdings and MPLX GP. The obligation of MPCI, Logistics, Holdings and MPLX GP to proceed with the Closing is subject to the satisfaction or waiver by MPCI, Logistics, Holdings or MPLX GP on or prior to the Closing Date of the following conditions:

(a)    MPLX shall have performed the covenants and agreements contained in this Agreement required to be performed by it on or prior to the Closing Date in all material respects;
(b)    the representations and warranties of MPLX made in this Agreement shall be true and correct as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date);
(c)    MPLX shall have delivered to MPCI, Holdings Logistics and MPLX GP a certificate dated the Closing Date and signed by an authorized officer confirming the foregoing matters set forth in clauses (a) and (b) of this Section 12.3;
(d)    MPLX shall have delivered or caused the delivery of the Closing deliverables set forth in Sections 13.3, 13.5 and 13.7; and
(e)    between the Execution Date and the Closing Date, a Material Adverse Effect shall not have occurred.

ARTICLE XIII
CLOSING
The Closing of this Agreement shall be conducted as follows, with the performance of the Parties to be mutually dependent, and all transfers deemed to have taken place simultaneously:
Section 13.1    Closing. Subject to satisfaction or waiver of the conditions set forth in Article XII, the closing of the transactions contemplated by this Agreement shall occur on February 1, 2018 or, if all of the conditions set forth in Article XII are not satisfied or waived by such date or the Parties otherwise mutually agree, such other date as the Parties may agree, (the “Closing Date”). The transactions contemplated by this Agreement shall be effective as of the Effective Time.
Section 13.2    Deliveries by Logistics to MPLX. At Closing, Logistics shall deliver to MPLX:
(a)    a Contribution and Assumption Agreement substantially in the form of Exhibit 2, duly executed by Logistics;
(b)    appropriate resolutions and other similar documents of Logistics, to fully implement this Agreement;
(c)    a properly executed certificate of Logistics certifying that Logistics is not a “foreign person” within the meaning of Section 1445 of the Code;
(d)    each other document or instrument specified in or as may be reasonably required by this Agreement.
Section 13.3    Deliveries by MPLX to Logistics. At Closing, MPLX shall deliver to Logistics:

(a)    the Logistics Cash Consideration;
(b)    a Contribution and Assumption Agreement substantially in the form of Exhibit 2, duly executed by MPLX;
(c)    appropriate resolutions and other similar documents of MPLX, to fully implement this Agreement; and
(d)    each other document or instrument specified in or as may be reasonably required by this Agreement.
Section 13.4    Deliveries by Holdings to MPLX. At Closing, Holdings shall deliver to MPLX:
(a)    a Contribution and Assumption Agreement in the form of Exhibit 3, duly executed by Holdings;
(b)    appropriate resolutions and other similar documents of Holdings, to fully implement this Agreement;
(c)    a properly executed certificate of Holdings certifying that Holdings is not a “foreign person” within the meaning of Section 1445 of the Code;
(d)    each other document or instrument specified in or as may be reasonably required by this Agreement.
Section 13.5    Deliveries by MPLX to Holdings. At Closing, MPLX shall deliver to Holdings:
(a)    the Holdings Cash Consideration;
(b)    a Contribution and Assumption Agreement substantially in the form of Exhibit 3, duly executed by MPLX;
(c)    appropriate resolutions and other similar documents of MPLX, to fully implement this Agreement; and
(d)    each other document or instrument specified in or as may be reasonably required by this Agreement.
Section 13.6    Deliveries by MPLX GP to MPLX. At Closing, MPLX GP shall deliver to MPLX:
(a)    a Contribution and Assumption Agreement substantially in the form of Exhibit 4, duly executed by MPLX GP;
(b)    appropriate resolutions and other similar documents of MPLX GP, to fully implement this Agreement;

(c)    a properly executed certificate of MPLX GP certifying that MPLX GP is not a “foreign person” within the meaning of Section 1445 of the Code; and
(d)    each other document or instrument specified in or as may be reasonably required by this Agreement.
Section 13.7    Deliveries by MPLX to MPLX GP. At Closing, MPLX shall deliver to MPLX GP:
(a)    the MPLX GP Cash Consideration;
(b)    a Contribution and Assumption Agreement substantially in the form of Exhibit 4, duly executed by MPLX;
(c)    appropriate resolutions and other similar documents of MPLX, to fully implement this Agreement; and
(d)    each other document or instrument specified in or as may be reasonably required by this Agreement.
Section 13.8    Deliveries by MPCI to MPLX. At Closing, MPCI shall deliver to MPLX:
(a)    a Distribution and Assumption Agreement substantially in the form of Exhibit 5, duly executed by each of MPC LP and MPC;
(b)    a Distribution and Assumption Agreement substantially in the form of Exhibit 6, duly executed by each of MPC LP and MPCI;
(c)    a Contribution and Assumption Agreement substantially in the form of Exhibit 7, duly executed by each of MPC and MPCI;
(d)    a Contribution and Assumption Agreement substantially in the form of Exhibit 8, duly executed by each of MPCI and MPLX GP;
(e)    a Contribution and Assumption Agreement substantially in the form of Exhibit 9, duly executed by each of MPCI and Logistics;
(f)    a Contribution and Assumption Agreement substantially in the form of Exhibit 10, duly executed by each of MPCI and Holdings;
(g)    evidence satisfactory to MPLX in its reasonable discretion of the termination of each Refining Logistics Shared Services Agreement and the satisfaction of any and all obligations thereunder;
(h)    appropriate resolutions and other similar documents of MPCI, to fully implement this Agreement; and
(i)    each other document or instrument specified in or as may be reasonably required by this Agreement.

Section 13.9    Issuance of Issued Units. No later than the fifth (5th) business day following the Closing, MPLX shall issue (a) the Logistics Issued Units and deliver to Logistics evidence (reasonably satisfactory to Logistics) of such number of Common Units (b) the Holdings Issued Units and deliver to Holdings evidence (reasonably satisfactory to Holdings) of such number of Common Units, and (c) the MPLX GP Issued Units and deliver to MPLX GP evidence (reasonably satisfactory to MPLX GP) of such number of GP Units and Common Units.

ARTICLE XIV
TERMINATION
Section 14.1    Termination of Agreement. This Agreement may be terminated at any time prior to the Closing Date as follows:
(a)    by mutual written consent of all the Parties;
(b)    by either Party in accordance with Section 11.8 or Section 11.9;
(c)    by any Party if any Governmental Authority of competent jurisdiction shall have (i) enacted, issued or promulgated any law that is in effect and has the effect of making the consummation of the transactions this Agreement contemplates illegal or of prohibiting or otherwise preventing the consummation of the transactions this Agreement contemplates or (ii) issued or entered any order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the consummation of the transactions this Agreement contemplates illegal or of prohibiting or otherwise preventing the consummation of the transactions this Agreement contemplates; provided, however, the right to terminate this Agreement under Section 14.1(c)(ii) shall not be available to a Party if such order was primarily due to the failure of such Party to perform any of its obligations under this Agreement;
(d)    by any Party if the Closing shall not have occurred by June 30, 2018 (the “Outside Date”); provided that such right to terminate this Agreement under this Section 14.1(d) shall not be available to a Party if such Party has materially breached its obligations under this Agreement in a manner that shall have proximately contributed to the failure of the Closing to occur by such date;
(e)    by MPLX if at any time the representations and warranties of MPCI, Logistics, Holdings or MPLX GP contained in this Agreement shall fail to be true and correct or MPCI, Logistics, Holdings or MPLX GP shall at any time have failed to perform and comply with all agreements and covenants contained in this Agreement requiring performance or compliance prior to such time, and in either case, such failure (i) shall be such that, if not cured, the conditions set forth in Section 12.1 or Section 12.2 would not be fulfilled and (ii) if capable of cure, shall not have been cured within 10 days of the failing Party’s receipt of written notice thereof, or, if earlier, the Outside Date; or
(f)    by MPCI, Logistics, Holdings or MPLX GP if at any time the representations and warranties of MPLX contained in this Agreement shall fail to be true and correct or MPLX shall at any time have failed to perform and comply with all agreements and covenants contained in this Agreement requiring performance or compliance prior to such time, and in either case, such failure (i) shall be such that, if not cured, the conditions set forth in Section 12.1 or Section 12.3 would not be fulfilled and (ii) if capable of cure, shall not have been cured within 10 days of MPLX’s receipt of written notice thereof, or, if earlier, the Outside Date.
Section 14.2    Notice of Termination. A Party may exercise its right to terminate this Agreement by giving written notice of termination from time to time to the other Parties specifying the basis for termination. MPLX may not exercise any right to terminate this Agreement without the prior approval of the Conflicts Committee.
Section 14.3    Effect of Termination. If this Agreement is terminated pursuant to the provisions of this Article XIV, this Agreement shall become void and have no effect, and there shall be no further liability on the part of any Party to any person in respect of this Agreement; provided, however, the covenants and agreements contained in Article XV and in this Section 14.3 shall survive the termination of this Agreement; provided, further, except as otherwise provided in this Agreement, no such termination shall relieve any Party of any liability resulting from any breach of this Agreement prior to the time of such termination; and, provided, further, that in the event of termination by MPLX pursuant to Section 14.1(b), Section 14.1(c) (unless the order was primarily due to the failure of MPLX to perform any of its obligations under this Agreement), Section 14.1(d) or Section 14.1(e), MPCI shall be responsible for all costs and expenses incurred by MPLX (including the reasonable fees of counsel and other advisors to the Conflicts Committee) in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated hereby.

ARTICLE XV
MISCELLANEOUS
Section 15.1    Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective Parties and their permitted successors and assigns. A Party’s rights under this Agreement may not be assigned without the prior written consent of all other Parties, which consent may be withheld for any reason. Any purported assignment in violation of the foregoing shall be void ab initio.
Section 15.2    Entire Understanding, Headings and Amendment.
(a)    This entire Agreement and the attached Annexes, Exhibits and Disclosure Schedules and all documents to be executed and delivered pursuant hereto constitute the entire understanding among the Parties, and supersede all previous agreements of any sort. Article headings are included only for purposes of convenience and shall not be construed as a part of this Agreement or in any way affecting the meaning of the provisions of this Agreement or its interpretation.
(b)    This Agreement may not be amended or modified orally and no amendment or modification shall be valid unless in writing and signed by the Parties; provided, any such amendment or modification must be approved by the Conflicts Committee. Notwithstanding anything to the contrary in this Section 15.2(b) or elsewhere in this Agreement, this sentence and each of Section 15.3, Section 15.5(d) and the last sentence of Section 15.7(a) (and any definition set forth in, or other provision of, this Agreement to the extent that any amendment or modification of such definition or other provision would amend or modify the substance of this sentence or any of Section 15.3, Section 15.5(d) or the last sentence of Section 15.7(a)) may not be amended or modified in a manner that would be adverse to any Financing Source without the prior written consent of such Financing Source (and any such amendment or modification without such prior written consent shall be null and void).
Section 15.3    Rights of Third Parties. This Agreement shall not be construed to create any lien or encumbrance on the Logistics Membership Interests, the Holdings Membership Interests, the MPLX GP Membership Interests or any Common Units or GP Units or to create any express or implied rights in any persons other than the Parties, except as expressly provided with respect to the MPLX Indemnitees and the MPCI Indemnitees in Article IV; provided that each of the Financing Sources shall be a third party beneficiary of this Section 15.3, the last sentence of Section 15.2(b), Section 15.5(d) and the last sentence of Section 15.7(a).
Section 15.4    Notices. All notices shall be in writing and shall be delivered or sent by first‑class mail, postage prepaid, overnight courier or by means of electronic transmission. Any notice sent shall be addressed as follows:
(a)    If to MPCI:
MPC Investment LLC
539 South Main Street
Findlay, Ohio 45840
Attn: President
With copy (which shall not constitute notice) to:
Marathon Petroleum Company LP
539 South Main Street
Findlay, Ohio 45840
Attn: General Counsel
(b)    If to MPLX:
MPLX LP
c/o MPLX GP LLC
200 East Hardin Street
Findlay, Ohio 45840
Attn: President
With copies (which shall not constitute notice) to:
MPLX GP LLC
200 East Hardin Street
Findlay, Ohio 45840
Attn: General Counsel
MPLX GP LLC
200 East Hardin Street

Findlay, Ohio 45840
Attn: Conflicts Committee Chairman
(c)    If to Logistics:
MPLX Logistics Holdings LLC
200 East Hardin Street
Findlay, Ohio 45840
Attn: President
With copy (which shall not constitute notice) to:
Marathon Petroleum Company LP
539 South Main Street
Findlay, Ohio 45840
Attn: General Counsel
(d)    If to Holdings:
MPLX Holdings Inc.
539 South Main Street
Findlay, Ohio 45840
Attn: President
With copy (which shall not constitute notice) to:
Marathon Petroleum Company LP
539 South Main Street
Findlay, Ohio 45840
Attn: General Counsel
(e)    If to MPLX GP:
MPLX GP LLC
200 East Hardin Street
Findlay, Ohio 45840
Attn: President
With copy (which shall not constitute notice) to:
MPLX GP LLC
200 East Hardin Street
Findlay, Ohio 45840
Attn: General Counsel
Any notice required hereunder shall be effective when sent if given in the manner set forth above.

Section 15.5    Choice of Law; Mediation; Submission to Jurisdiction; Waiver of Jury Trial.
(a)    This Agreement and all the Ancillary Agreements shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. EACH OF THE PARTIES AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTIES OF THE NAME AND ADDRESS OF SUCH AGENT.
(b)    If the Parties cannot resolve any dispute or claim arising under this Agreement, then no earlier than ten (10) days nor more than sixty (60) days following written notice to the other Parties, any Party to such dispute or claim may initiate mandatory, non-binding mediation hereunder by giving a notice of mediation (a “Mediation Notice”) to the other Parties. In connection with any mediation pursuant to this Section 15.5(b), the mediator shall be jointly appointed by the Parties and the mediation shall be conducted in Findlay, Ohio unless otherwise agreed by the Parties. All costs and expenses of the mediator appointed pursuant to this Section 15.5(b) shall be shared equally and paid by the Parties. The then-current Model ADR Procedures for Mediation of Business Disputes of the Center for Public Resources, Inc., either as written or as modified by mutual agreement of the Parties, shall govern any mediation pursuant to this Section 15.5(b). In the mediation, each Party shall be represented by one or more senior representatives who shall have authority to resolve any disputes. If a dispute or claim has not been resolved within thirty (30) days after the receipt of the Mediation Notice by a Party, then any Party may refer the resolution of the dispute or claim to litigation.
(c)    Subject to Section 15.5(b), each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, exclusively in any federal or state courts located in Delaware and (i) waives any objection to laying venue in any such action or proceeding in such courts; (ii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it; and (iii) agrees that, to the fullest extent permitted by law, service of process upon it may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in Section 15.4. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided herein and shall not be deemed to confer rights on any person other than the Parties.
(d)    Without limiting Section 15.5, each Party agrees (i) that any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, involving any Financing Source in any way relating to this Agreement, the Debt Financing or any dispute arising out of or relating to the transactions contemplated hereby or thereby shall be brought exclusively in the Supreme Court of New York State in New York County or, if under applicable law exclusive jurisdiction is vested in the federal courts of the United States of America, the United States District Court for the Southern District of New York (and appellate courts thereof), and each Party submits for itself and its property with respect to any such action, cause of action, claim, cross-claim or third-party claim to the exclusive jurisdiction of such courts, (ii) not to bring or permit any of its stockholders, partners, members, Affiliates, directors, officers, employees, representatives or agents to bring or support anyone else in bringing any such action in any other court, (iii) to waive and hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court, (iv) that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law and (v) that any such action shall be governed by, and construed in accordance with, the laws of the State of New York. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM INVOLVING A FINANCING SOURCE OR OTHERWISE ARISING OUT OF OR RELATING IN ANY WAY TO THE DEBT FINANCING OR THE PERFORMANCE THEREOF.
Section 15.6    Time of the Essence. Time is of the essence in the performance of this Agreement in all respects. If the date specified herein for giving any notice or taking any action is not a business day (or if the period during which any notice is required to be given or any taken expires on a date which is not a business day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a business day.
Section 15.7    Waiver and Severability.
(a)    No waiver, either express or implied, by any Party hereto of any term or condition of this Agreement or right to enforcement thereof shall be effective, unless such waiver is in writing and signed by all Parties. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way adversely affect the rights of the Parties granting such waiver in any other respect or at any other time. The failure of any Party to exercise any rights or privileges under this Agreement shall not be construed as a waiver of any such rights or privileges under this Agreement. The rights and remedies provided in this Agreement are cumulative and, except as otherwise expressly provided in this Agreement, none is exclusive of any other or of any rights or remedies that any Party may hereunder or otherwise have at law or in equity. Notwithstanding anything to the contrary in this Section 15.7(a) or elsewhere in this Agreement, there shall be no waiver to this sentence, the last sentence of Section 15.2(b) or any of Sections 15.3 or 15.5(d) (or any provision of this Agreement to the extent a waiver of such provision would modify the substance of this sentence, the last sentence of Section 15.2(b) or any of Sections 15.3 or 15.5(d)) in a manner that would be adverse to any Financing Source without the prior written consent of such Financing Source (and any such waiver without such prior written consent shall be null and void).

(b)    Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
Section 15.8    Costs and Expenses. Except as otherwise specifically provided in this Agreement, each Party will bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.
Section 15.9    Counterpart Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.
[Signature page follows.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed the day and year first above written.

MPC Investment LLC

By:	/s/ Gary R. Heminger
Gary R. Heminger
Chief Executive Officer

MPLX Logistics Holdings LLC

By:	/s/ Donald C. Templin
Donald C. Templin
President

MPLX Holdings Inc.

By:	/s/ Donald C. Templin
Donald C. Templin
President

MPLX LP

By:	MPLX GP LLC, its General Partner

By:	/s/ Michael J. Hennigan
Michael J. Hennigan
President

MPLX GP LLC

By:	/s/ Michael J. Hennigan
Michael J. Hennigan
President

APPENDIX A
DEFINITION OF TERMS
Introductory Note--Construction. Whenever the context requires, the gender of all words used in the Agreement includes the masculine, feminine and neuter and terms defined in the singular have the corresponding meanings in the plural, and vice versa. Except as the Agreement otherwise specifies, all references herein to any law, are references to that law (and any rules and regulations promulgated thereunder), as the same may have been amended. The word “includes” or “including” means “including, but not limited to,” unless the context otherwise requires. The words “shall” and “will” are used interchangeably and have the same meaning. The words “this Agreement,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in the Agreement refer to the relevant agreement as a whole and not any particular Section or Article in which such words appear. If a word or phrase is defined, its other grammatical forms have a corresponding meaning. Whenever the Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. Time periods within or following which any payment is to be made or an act is to be done shall be calculated by excluding the day on which the time period commences and including the day on which the time period ends. Unless specifically provided for in this Agreement, the term “or” shall not be deemed to be exclusive. References to a person are also to its successors and/or permitted assigns, if any. All exhibits and annexes attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. All references to currency in this Agreement shall be to, and all payments required under this Agreement shall be paid in, lawful currency of the United States.
Definitions.
“1933 Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.
“Affiliate” means, as to any specified entity, any other entity that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified entity. For purposes of this definition, “control” of an entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether by contract or otherwise. Notwithstanding anything herein to the contrary, for the purposes of this Agreement, (a) MPLX and its subsidiaries shall be deemed not to be “Affiliates” of MPC, MPCI, Logistics, Holdings, MPLX GP or any of their other Affiliates, and (b) MPC, MPCI, Logistics and MPLX GP and their respective subsidiaries shall not be deemed “Affiliates” of MPLX and its subsidiaries.
“Agreement” has the meaning set forth in the preamble.
“Ancillary Agreement” means all of the agreements set forth in the exhibits to this Agreement.
“Cap” means $1.64 billion.
“Cash Consideration” means the Logistics Cash Consideration plus the Holdings Cash Consideration plus the MPLX GP Cash Consideration which equals a total of $4.1 billion.

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“Casualty Loss” has the meaning set forth in Section 11.8(a).
“Closing” means the consummation of the transactions contemplated by this Agreement.
“Closing Date” has the meaning set forth in Section 13.1.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Commercially Reasonable Efforts” means efforts which are commercially reasonable under the relevant circumstances to enable a Party, directly or indirectly, to satisfy a condition to or otherwise assist in the consummation of a desired result and which do not require the performing Party to expend funds or assume obligations other than expenditures and obligations which are customary and reasonable in nature and amount in the context of a series of related transactions similar to the contemplated transactions.
“Commitment Parties” means, collectively, Mizuho Bank, Ltd., Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., a member of MUFG, a global financial group, Barclays Bank PLC, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and each other Person that becomes after the date hereof a party to the Debt Commitment Letter.
“Common Unit” has the meaning set forth in the MPLX Partnership Agreement.
“Condemnation” has the meaning set forth in Section 11.9(a).
“Condemnation Value” has the meaning set forth in Section 11.9(a).
“Conflicts Committee” means the Conflicts Committee of the Board of Directors of MPLX GP LLC, the general partner of MPLX.
“Contract” means any contract, commitment, instrument, undertaking, lease, note, mortgage, indenture, settlement, Permit, or other legally binding agreement.
“Contributed Interests” means collectively the Logistics Membership Interests, the Holdings Membership Interests and the MPLX GP Membership Interests.
“Contributions” means the transactions described in Sections 2.4, 2.5 and 2.6 of this Agreement.
“Covered Environmental Losses” means any violation or correction of violation of Environmental Laws; and any event, condition or environmental matter associated with or arising from the ownership or operation of the Refining Logistics Assets (including, without limitation, the presence of Hazardous Substances on, under, about or migrating to or from the Refining Logistics Assets or the disposal or release of Hazardous Substances generated by operation of the Refining Logistics Assets at non-Asset locations) including, without limitation, (A) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation, or other corrective action required or necessary under Environmental Laws, (B) the cost or expense of the preparation and implementation of any closure, remedial, corrective action, or other plans required or necessary under Environmental

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Laws, and (C) the cost and expense of any environmental or toxic tort pre-trial, trial, or appellate legal or litigation support work;
“Debt Commitment Letter” means the Commitment Letter, dated the date hereof, from each of the Commitment Parties to MPLX, as such Commitment Letter may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Debt Financing” means the financing set forth in the Debt Commitment Letter or any other debt financing provided to MPLX or its Affiliates for the purpose of financing any of the transactions contemplated hereby. The term “Debt Financing” includes all the Partnership Debt.
“Deductible” means $41MM.
“Effective Time” means 12:01 am local time in Findlay, Ohio on the Closing Date.
“Environmental Laws” means any and all applicable federal, state or local law or statute, or regulations promulgated thereunder, together with any amendments thereto and all substitutions thereof, concerning the environment, preservation or reclamation of natural resources, natural resource damages, human health and safety, prevention or control of spills or pollution, or to the management (including without limitation generation, treatment, storage, transportation, arrangement for transport, disposal, arrangement for disposal or other handling), release or threatened release of Hazardous Substances, including without limitation, the Clean Water Act, also known as the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et. seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et. seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et. seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et. seq., the Superfund Amendment and Reauthorization Act of 1986, Public Law 99- 499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 1101 et. seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et. seq., the Occupational Safety and Health Act, as amended, 29 U.S.C. § 655 and § 657, the Clean Air Act, 42 U.S.C, § 7401 et. seq., the Safe Drinking Water Act, 42 U.S.C. § 300f to § 300j-26, the Hazardous Materials Transportation Authorization Act of 1994, 49 U.S.C. § 5101 et. seq., the Atomic Energy Act of 1954 as amended, 42 U.S.C. §§ 2014, 2021(d), 2022, 2111, 2113 and 2114.
“Equity Interest” means capital stock, voting securities, partnership or membership interests or units (whether general or limited), and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of the issuing entity.
“Execution Date” means the date of this Agreement.
“Financial Advisor” means Jefferies LLC, the financial advisor to the Conflicts Committee.
“Financing Sources” means the Commitment Parties and each other Person that has committed to provide or otherwise entered into any commitment letter, engagement letter, credit agreement, underwriting agreement, purchase agreement, indenture or other agreement with MPLX or any of its Affiliates in connection with, or that is otherwise acting as an arranger, bookrunner, underwriter, initial purchaser, placement agent, administrative or collateral agent,

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trustee or a similar representative in respect of, all or any part of the Debt Financing, and any of such Person’s Affiliates or any of its or its Affiliates’ former, current or future general or limited partners, stockholders, managers, members, controlling persons, agents, employees, accountants, consultants, legal counsel, financial advisors or any of their successors or assigns.
“Fuels LLC” has the meaning set forth in the recitals.
“Fuels LLC Agreement” means the MPLX Fuels Distribution LLC Limited Liability Company Agreement.
“Fuels Distribution Business” means the business of providing scheduling and marketing services in accordance with the Fuels Distribution Material Contracts by Fuels LLC from and after the Closing Date.
“Fuels Distribution Material Contract” means any Contract material to Fuels LLC or to the ownership and operation of the Fuels Distribution Business.
“Fundamental Representations” has the meaning set forth in Section 4.3(a).
“Governmental Authority” means any federal, state, local, foreign, multi-national, supra‑national, national, regional or other governmental agency, authority, administrative agency, regulatory body, commission, board, bureau, agency, officer, official, instrumentality, court or arbitral tribunal having governmental or quasi-governmental powers or any other instrumentality or political subdivision thereof; provided, however, that such term shall not include any entity or organization that is engaged in industrial or commercial operations and is wholly or partly owned by any government, to the extent that such entity or organization is acting in a commercial capacity.
“GP Unit” means “General Partner Unit” as such term is defined in the MPLX Partnership Agreement.
“Hazardous Substance” means any substance, material or waste designated, regulated or classified as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law.
“Holdings” has the meaning set forth in the preamble.
“Holdings Cash Consideration” has the meaning set forth in Section 3.2.
“Holdings Fuels Membership Interests” has the meaning set forth in the recitals.
“Holdings Membership Interests” means the Holdings Fuels Membership Interests and the Holdings Refining Membership Interests.
“Holdings Refining Membership Interest” has the meaning set forth in the recitals.
“Holdings Issued Units” has the meaning set forth in Section 3.2.

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“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Incentive Distribution Right” has the meaning set forth in the Third Amended and Restated Agreement of Limited Partnership of MPLX dated as of October 31, 2016 (as amended).
“Indemnified Party” has the meaning set forth in Section 4.4.
“Indemnifying Party” has the meaning set forth in Section 4.4.
“Insurance Policies” has the meaning set forth in Section 5.17.
“Issued Units” has the meaning set forth in Section 3.3.
“Liens” means any security interest, lien, deed of trust, mortgage, pledge, charge, claim, restriction, easement, encumbrance or other similar interest or right.
“Litigation” has the meaning set forth in Section 5.8.
“Logistics” has the meaning set forth in the preamble.
“Logistics Cash Consideration” has the meaning set forth in Section 3.1.
“Logistics Issued Units” has the meaning set forth in Section 3.1.
“Logistics Fuels Membership Interest” has the meaning set forth in the recitals.
“Logistics Membership Interests” means the Logistics Fuels Membership Interests and the Logistics Refining Membership Interests.
“Logistics Refining Membership Interests” has the meaning set forth in the recitals.
“Losses” has the meaning set forth in Section 4.1(a).
“Material Adverse Effect” means any change, circumstance, effect or condition that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to (i) the business, financial condition, assets, liabilities or results of operations of the Refining Logistics Entities and Fuels LLC taken as a whole, the Refining Logistics Business or the Fuels Distribution Business; or (ii) any Party’s ability to enter into or perform its obligations under this Agreement or to consummate the transactions contemplated hereby; provided, that the term “Material Adverse Effect” shall not include:
(a)    any fact, change, effect, condition or event that:
(i)    generally affects economic conditions in any of the markets or geographical areas in which the Refining Logistics Entities or Fuels LLC operate;

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(ii)    generally affects economic conditions or the financial, banking, currency or capital markets in general (whether in the United States or any other country or in any international market), including changes in (1) general financial or market conditions, (2) currency exchange rates or currency fluctuations, (3) prevailing interest rates or credit markets, and (4) the price of commodities or raw materials used in the businesses of the Refining Logistics Entities or Fuels LLC;
(iii)    generally affect the industries in which the Refining Logistics Entities or Fuels LLC operate; or
(iv)    result from national or international political or social actions or conditions, including the engagement by any country in hostilities, whether commenced before or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack;
(b)    changes in law, GAAP or other applicable accounting standards or interpretations thereof;
(c)    any failure to meet internal projections, public estimates or expectations with respect to the Refining Logistics Entities or Fuels LLC (it being understood that the underlying causes of any such failure may be taken into consideration in determining whether a Material Adverse Effect has occurred); or
(d)    the announcement of, or the taking of any action contemplated by, this Agreement and the other agreements contemplated hereby; provided, however, that facts, changes, affects, conditions or events referred to in clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and (b) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Material Adverse Effect if and only to the extent such facts, changes, affects, conditions or events have had or would reasonably be expected to have a disproportionate effect on the Refining Logistics Entities or Fuels LLC as compared to other companies operating in similar businesses.
“Mbbl” means one thousand barrels.
“MPC” means Marathon Petroleum Corporation.
“MPC LP” means Marathon Petroleum Company LP.
“MPLX” has the meaning set forth in the preamble.
“MPLX GP” has the meaning set forth in the preamble.
“MPLX GP Cash Consideration” has the meaning set forth in Section 3.3.
“MPLX GP Fuels Membership Interests” has the meaning set forth in the recitals.
“MPLX GP Membership Interests” means the MPLX GP Fuels Membership Interests and the MPLX GP Refining Membership Interests.

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“MPLX GP Issued Common Units” has the meaning set forth in Section 3.3.
“MPLX GP Issued GP Units” has the meaning set forth in Section 3.3.
“MPLX GP Issued Units” has the meaning set forth in Section 3.3.
“MPLX GP Refining Membership Interests” has the meaning set forth in the recitals.
“MPLX Indemnitees” has the meaning set forth in Section 4.1(a).
“MPLX Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of MPLX dated October 31, 2016, including any and all amendments thereof.
“NYSE” means the New York Stock Exchange.
“Organizational Document” means, with respect to any entity, the legal organizational and governing documents of such entity, including the certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, agreement of limited partnership and shareholders’ agreement, in each case, as currently in effect.
“Outside Date” has the meaning set forth in Section 14.1(d).
“Parties” and “Party” have the meaning set forth in the preamble.
“Partnership Debt” has the meaning set forth in the recitals.
“Permit” means permits, licenses, certificates, orders, approvals, authorization, grants, consents, concessions, warrants, franchises and similar rights and privileges.
“Permitted Lien” means:
(e)    inchoate liens and charges imposed by law, Taxes, assessments, obligations under workers’ compensation, unemployment insurance or other social welfare legislation or other requirements, charges or levies of any Governmental Authority, in each case not yet delinquent and that will be paid by each Refining Logistics Entity, as applicable, in the ordinary course of business, or the validity or amount of which is being contested in good faith by such Refining Logistics Entity; provided, that such Refining Logistics Entity shall be responsible for, and shall promptly pay when due, including any interest and penalties, all amounts finally determined to be owed that are the subject of such contest;
(f)    easements, servitudes, leases, rightsofway and other rights, exceptions, reservations, conditions, limitations, covenants and other restrictions or encumbrances that are recorded in the public records or reflected on the final survey, and in all cases that do not materially interfere with or impact MPLX’s intended use of the Refining Logistics Assets;

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(g)    any liens consisting of (A) statutory landlord’s liens under leases which any Refining Logistics Entity, is a party or other liens on leased property reserved in leases thereof for rent or for compliance with the terms of such leases, (B) rights reserved to or vested in any Governmental Authority to control or regulate any property of any Refining Logistics Entity or to limit the use of such property in any manner which does not materially impair the use of such property, (C) obligations or duties to any Governmental Authority with respect to any franchise, grant, license, lease or permit and the rights reserved or vested in any Governmental Authority to terminate any such franchise, grant, license, lease or permit or to condemn or expropriate any property, or (D) zoning or other land use or Environmental Laws and ordinances of any Governmental Authority, in each case that arise in the ordinary course of business and that do not interfere with the ordinary conduct of the business by any Refining Logistics Entity at such property; provided, that such Refining Logistics Entity shall be responsible for, and shall promptly pay when due, including any interest and penalties, all amounts finally determined to be owed that are the subject of such contest; and
(h)    liens of carriers, warehousemen, mechanics, laborers and materialmen and similar charges that arise in the ordinary course of business, and that are either not filed of record and not delinquent or that are filed of record but are being contested in good faith by any Refining Logistics Entity ; provided, that such Refining Logistics Entity shall be responsible for, and shall promptly pay when due, including any interest and penalties, all amounts finally determined to be owed that are the subject of such contest.
“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, unlimited liability corporation, proprietorship, other business organization, trust, union, association or Governmental Authority.
“Plan” means, whether written or oral, each “employee benefit plan” within the meaning of Section 3(3) of ERISA (including “multiemployer plans” within the meaning of Section 3(37) of ERISA) (whether or not subject to ERISA) and any and all employment, deferred compensation, change in control, severance, termination, loan, employee benefit, retention, bonus, pension, profit sharing, savings, retirement, welfare, incentive compensation, stock or equity-based compensation, stock purchase, stock appreciation, collective bargaining, fringe benefit, vacation, paid time off, sick leave or other similar agreements, plans, programs, policies, understandings or arrangements.
“Post-Closing Liabilities” means the liabilities which pertain to the ownership, operation or conduct of the Refining Logistics Business, the Refining Logistics Assets and the Fuels Distribution Business arising from any acts, omissions, events, conditions or circumstances (including Covered Environmental Losses) that occur and are attributable to the period after the Effective Time; provided, however, that “Post‑Closing Liabilities” shall not include any Pre-Closing Liabilities or any Losses for which MPLX or any of its Affiliates are entitled to reimbursement or indemnification from MPC or any of its Affiliates under this Agreement, any Refining Logistics Material Contract, any Fuels Distribution Material Contract or any other Contract between MPC or any of its Affiliates on the one hand and MPLX or any of its Affiliates on the other hand.

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“Pre-Closing Liabilities” means the liabilities which pertain to the ownership, operation or use of the Refining Logistics Assets arising from any acts, omissions, events, conditions or circumstances (including Covered Environmental Losses) that occur and are attributable to the period before the Effective Time.
“Pre-Effective Time Transactions” means the transactions described in Sections 2.1, 2.2 and 2.3 of this Agreement.
“Prior Condition” has the meaning set forth in Section 11.8(a).
“Prudent Industry Practice” means, with respect to the obligations of a Party under this Agreement, performance in a good and workmanlike manner, by qualified, careful and efficient works, in a manner protective of its employees, contractors, the public and the environment, and in accordance with the following (a) as a reasonable and prudent operator substantially consistent with common industry practices, methods and acts for operations of a similar size and nature, (b) with the same degree of diligence and care that it and its Affiliates exercise with respect to the operation of its and their own logistics assets and facilities and (c) in compliance with applicable law.
“Refining Logistics Entity LLC Agreements” means the Limited Liability Company Agreements of each Refining Logistics Entity.
“Refining Holdco” has the meaning set forth in the recitals.
“Refining LLC Agreement” means the MPLX Refining Logistics LLC Limited Liability Company Agreement.
“Refining Logistics Assets” has the meaning set forth in Section 5.9.
“Refining Logistics Business” means the business of providing terminal, co-location and other logistics services using the Refining Logistics Assets in accordance with the Refining Logistics Material Contracts by the Refining Logistics Entities from and after the Closing Date.
“Refining Logistics Entities” means Canton Refining Logistics LLC, Catlettsburg Refining Logistics LLC, Detroit Refining Logistics LLC, Galveston Bay Refining Logistics LLC, Garyville Refining Logistics LLC and Robinson Refining Logistics LLC.
“Refining Logistics Material Contract” means any Contract material to each of the Refining Logistics Entities or to the ownership and operation of the Refining Logistics Business or the ownership, use or operation of the Refining Logistics Assets.
“Refining Logistics Shared Services Agreement” means each Service Agreement by and between MPC LP and each Refining Logistics Entity set forth on Schedule 5.13(a).
“Refining Membership Interests” means the Logistics Refining Membership Interests, the Holdings Refining Membership Interests and the MPLX GP Refining Membership Interests.

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“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing of any Hazardous Substance into the environment.
“Restoration Cost” has the meaning set forth in Section 11.8(a).
“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, buy such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the general partner interests of such partnership is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
“Tax” means (i) any and all federal, state, provincial, county, local or foreign taxes or levies of any kind and any and all other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real property, personal property, escheat, asset, sales, use, franchise, license, payroll, transaction, capital, capital gains, net worth, withholding, estimated, social security, utility, workers’ compensation, severance, disability, wage, employment, production, unemployment compensation, occupation, premium, windfall profits, transfer, gains, alternative or add-on minimum, stamp, documentary, recapture, business license, business organization, environmental, profits, lease, or other taxes or other charges imposed by or on behalf or payable to any Governmental Authority including tax liabilities arising under Treasury Regulation Section 1.1502-6 and any similar provisions from federal, state, local or foreign applicable law, together with any interest, fines, penalties, assessments, or additions resulting from, attributable to, or incurred in connection with any of the foregoing (whether or not disputed) and (ii) any transferee or other secondary or non-primary liability or other obligations with respect to any item in clause (i) above, whether such liability or obligation arises by assumption, operation of law, contract, indemnity, guarantee, as a successor or otherwise.
“Tax Authority” means any Governmental Authority having jurisdiction over the payment or reporting of any Tax.
“Tax Return” means any report, statement, form, return or other document or information required to be supplied to a Tax Authority in connection with Taxes.
“Tax Proceeding” means any action, audit, litigation or other proceeding for assessment or collection of Taxes.
“Third Party Claim” has the meaning set forth in Exhibit 1.

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“Transaction Taxes” has the meaning set forth in Section 11.2
“Total Value” means the combined value of the Cash Consideration and the Issued Units.

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